
                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              SILICON ENERGY CORP.,

                            SHADOW COMBINATION, INC.

                                       and

                                   ITRON, INC.

                                January 18, 2003

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                                    CONTENTS

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
ARTICLE I. DEFINITIONS.............................................................................1

ARTICLE II. THE MERGER............................................................................12
     2.1    The Merger............................................................................12
     2.2    Effective Time........................................................................13
     2.3    Effects of the Merger.................................................................13
     2.4    Certificate of Incorporation and Bylaws...............................................13
     2.5    Directors and Officers................................................................14

ARTICLE III.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
     THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.......................................14
     3.1    Effect on Capital Stock...............................................................14
            (a)      Conversion of Combination Company Stock......................................14
            (b)      Conversion of Company Stock..................................................14
            (c)      Deposit of Escrowed Funds....................................................16
            (d)      Net Working Capital Adjustment...............................................16
            (e)      Dissent Rights...............................................................19
     3.2    Exchange of Certificates..............................................................19
            (a)      Exchange Agent...............................................................19
            (b)      Payment of Merger Consideration..............................................19
            (c)      Exchange Procedure Following the Effective Time of
                     the Merger...................................................................20
            (d)      No Further Ownership Rights in Company Stock.................................20
            (e)      Lost, Stolen or Destroyed Certificates.......................................20
     3.3    Stock Transfer Books..................................................................21
     3.4    Certain Adjustments...................................................................21
     3.5    Required Withholding..................................................................21

ARTICLE IV. REPRESENTATIONS AND WARRANTIES........................................................21
     4.1    Representations and Warranties of the Company.........................................21
            (a)      Organization; Standing and Power; No Subsidiaries; Charter Documents.........22
            (b)      Capital Structure............................................................22
            (c)      Authority; Non-contravention.................................................23
            (d)      Material Contracts...........................................................24
            (e)      Absence of Certain Changes or Events.........................................26
            (f)      Brokers......................................................................29
            (g)      Litigation...................................................................29
            (h)      Financial Statements.........................................................29
            (i)      Taxes........................................................................30

                                       -i-

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
            (j)      Compliance with Laws.........................................................32
            (k)      Intellectual Property........................................................32
            (l)      No Default...................................................................35
            (m)      Transactions With Affiliates.................................................36
            (n)      Employee Benefit Matters.....................................................36
            (o)      Employment Matters...........................................................39
            (p)      Environmental Matters........................................................40
            (q)      Title to and Condition of Properties.........................................40
            (r)      Undisclosed Liabilities......................................................40
            (s)      Insurance....................................................................41
            (t)      Absence of Questionable Payments.............................................41
            (u)      Bank Accounts................................................................41
            (v)      Government Contracts.........................................................42
            (w)      Orders; Commitments; Warranties and Returns..................................42
            (x)      Accounts Receivable..........................................................42
     4.2    Representations and Warranties of Itron and the Combination Company...................43
            (a)      Organization; Standing and Power.............................................43
            (b)      Combination Company Capital Structure........................................43
            (c)      Authority; Non-Contravention.................................................43
            (d)      Brokers......................................................................45
            (e)      No Implied Warranties........................................................45
            (f)      Litigation...................................................................45
            (g)      SEC Reports..................................................................46
            (h)      Financing....................................................................46
            (i)      U.S. Treasury Department Representation......................................46
            (j)      Compliance with Laws.........................................................47

ARTICLE V.  COVENANTS OF THE COMPANY..............................................................47
     5.1    Conduct of Business...................................................................47
     5.2    Dividends; Changes in Capital Stock...................................................48
     5.3    Issuance of Securities................................................................48
     5.4    Governing Documents...................................................................49
     5.5    No Acquisitions.......................................................................49
     5.6    No Dispositions.......................................................................49
     5.7    Indebtedness..........................................................................49
     5.8    Claims................................................................................49
     5.9    Other Actions.........................................................................49

ARTICLE VI. ADDITIONAL AGREEMENTS.................................................................49
     6.1    Stockholder Approval..................................................................49
     6.2    Access to Information; Confidentiality................................................50
     6.3    Commercially Reasonable Efforts; Notification.........................................50
     6.4    Fees and Expenses.....................................................................51

                                      -ii-

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
     6.5    Public Announcements..................................................................51
     6.6    Agreement to Defend...................................................................52
     6.7    Other Actions.........................................................................52
     6.8    The Combination Company...............................................................52
     6.9    Employee Matters and Payments.........................................................52
     6.10   Tax Matters...........................................................................54
     6.11   Additional Employee Payment Pool......................................................55
     6.12   Parachute Payments....................................................................55
     6.13   Indemnification.......................................................................55
     6.14   Company Bonus Plan....................................................................56
     6.15   Cooperation in Connection with Company Leases.........................................56
     6.16   Financing Arrangements................................................................56
     6.17   Company Compliance Filing.............................................................57

ARTICLE VII. CONDITIONS PRECEDENT.................................................................57
     7.1    Conditions to Each Party's Obligation to Effect the Merger............................57
            (a)      Governmental Entity Approvals................................................57
            (b)      No Injunctions or Restraints.................................................57
     7.2    Conditions to Itron Obligations.......................................................57
            (a)      Stockholder Approval.........................................................58
            (b)      Compliance...................................................................58
            (c)      Certifications...............................................................58
            (d)      Representations and Warranties True..........................................58
            (e)      Consents; Related Matters....................................................58
            (f)      Company Counsel Opinion......................................................59
            (g)      No Litigation................................................................59
            (h)      Escrow Agreement.............................................................59
            (i)      Termination of Certain Agreements............................................59
            (j)      Exercise or Termination of Warrants and Stock
                     Purchase Rights; Conversion of Convertible Securities........................59
            (k)      Dissent Rights...............................................................60
            (l)      Consents to Jurisdiction.....................................................60
            (m)      Financing....................................................................60
            (n)      Termination of Change of Control Agreements..................................60
     7.3    Conditions to Company Obligations.....................................................60
            (a)      Compliance...................................................................60
            (b)      Certifications...............................................................61
            (c)      Representations and Warranties True..........................................61
            (d)      Itron Counsel Opinion........................................................61
            (e)      No Litigation................................................................61
            (f)      Sufficient Funds.............................................................61

ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER...................................................62
     8.1    Termination...........................................................................62
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                                      -iii-

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
     8.2    Effect of Termination; Fees and Investments...........................................63
     8.3    Amendment.............................................................................64
     8.4    Extension; Waiver.....................................................................64
     8.5    Procedure for Termination, Amendment, Extension or Waiver.............................65

ARTICLE IX. NO SOLICITATION.......................................................................65
     9.1    No Solicitation.......................................................................65
     9.2    Termination of Current Discussions....................................................65
     9.3    Fiduciary Duty; Recommendation of Merger..............................................66

ARTICLE X.  INDEMNIFICATION.......................................................................67
     10.1   Indemnification by Company Stockholders...............................................67
     10.2   Indemnification by Itron..............................................................69
     10.3   Claims Between the Parties............................................................69
            (a)      Notice of Claims.............................................................69
            (b)      Resolution of Disputed Claims................................................70
     10.4   Third Party Claims....................................................................71
     10.5   Time Limit............................................................................72
     10.6   Limitations...........................................................................73
     10.7   Stockholders' Representative..........................................................74
     10.8   Actions of the Stockholders' Representative...........................................74

ARTICLE XI. GENERAL PROVISIONS....................................................................75
     11.1   Survival of Representations and Warranties............................................75
     11.2   Notices...............................................................................75
     11.3   Interpretation........................................................................76
     11.4   Counterparts; Facsimile Execution.....................................................77
     11.5   Entire Agreement; No Third-Party Beneficiaries Except the Company Stockholders and
            the Stockholders' Representative......................................................77
     11.6   Governing Law; Venue..................................................................77
     11.7   Assignment............................................................................77
     11.8   Enforcement of this Agreement.........................................................77
     11.9   Severability..........................................................................78

     EXHIBITS

     A......Form of Escrow Agreement
     B......Form of Certificate of Merger
     C......Form of Combination Company's Certificate
     D......Form of Combination Company's Bylaws
     E......Form of Opinion of Counsel to Company
     F......Form of Opinion of Perkins Coie, LLP

     G......Form of Common Stock Purchase Agreement

     SCHEDULES

     Company Disclosure Schedule
     Schedule 1
     Schedule 3.1(d)
     Schedule 4.2(f)
     Schedule 6.11
     Schedule 7.2(e)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 18, 2003 (this "Agreement"), is by and among SILICON ENERGY CORP., a Delaware corporation (the "Company"), SHADOW COMBINATION, INC., a Delaware corporation and wholly-owned subsidiary of Itron (the "Combination Company"), and ITRON, INC., a Washington corporation ("Itron").

                                    RECITALS

     A. The parties hereto desire to consummate a merger whereby the Combination Company will be merged with and into the Company (the "Merger"), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, whereby the Company Stockholders will receive cash in accordance with this Agreement.

     B. The respective Boards of Directors of Itron, the Combination Company and the Company have reviewed and approved the terms of the Merger.

     C. Concurrently with the execution of this Agreement, the stockholders listed in Schedule 1 (together, the "Majority Stockholders") will enter into support agreements (collectively, the "Support Agreements") whereby each of the Majority Stockholders will support the Merger and grant Itron a proxy for purposes of voting their respective interests in the Company at any Company Stockholders' meeting regarding the Merger.

     D. The parties hereto have agreed that, as partial security for the indemnification provided hereunder by the Company Stockholders to Itron, an escrow (the "Escrow") shall be established in accordance with the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").

     E. Itron, the Combination Company and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    AGREEMENT

                                   ARTICLE I.

                                   DEFINITIONS

     For purposes of this Agreement, unless otherwise defined herein, capitalized terms and terms listed herein shall have the following meanings:

     "AAA Rules" shall have the meaning given in Section 10.3(b)(i).

     "Accounting Arbitrator" shall mean the independent accounting firm to be mutually designated by the Stockholders' Representative and Itron from time to time as necessary pursuant to Section 3.1(d)(iii).

     "Accounts" shall have the meaning as given in Section 4.1(x).

     "Additional Employee Payment Pool" shall have the meaning as given in
Section 6.11.

     "Affiliate" shall mean, with respect to any Person, (i) any Person who is a director, executive officer or the equivalent of that Person, (ii) any Person who directly or indirectly holds a ten percent (10%) or greater equity position in that Person, whether through shares, partnership interests, limited liability company interests, or otherwise, (iii) any Person in whom that Person holds, directly or indirectly, a ten percent (10%) or greater equity position, whether through shares, partnership interests, limited liability company interests, or otherwise, and (iv) any Person that controls that Person or any Person controlled by that Person, in either case directly or indirectly.

     "Agreement" shall have the meaning as given in the Preamble hereto.

     "Application Software" shall have the meaning as given in Section 4.1(k).

     "Assets" shall mean all of the properties and assets owned, leased, or licensed by the Company, except for the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

     "Bonus Pool Amount" shall have the meaning as given in Section 6.14.

     "Bridge Note Amount" shall mean the aggregate principal amount of the Bridge Notes outstanding immediately prior to the Effective Time of the Merger, together with accrued and unpaid interest.

     "Bridge Notes" shall mean the secured convertible promissory notes issued pursuant to the Convertible Note and Warrant Purchase Agreement, dated as of July 12, 2002, by and among the Company and the purchasers listed on Exhibit A thereto.

     "business" shall mean the business of providing enterprise energy management software solutions, as conducted by the Company prior to the Closing Date.

     "Business" shall mean the business of providing enterprise energy management software solutions, as conducted by the Company on the Closing Date.

     "Business Condition" with respect to any entity shall mean the assets, business, financial condition or results of operations (without giving effect to the consequences of the

Merger contemplated by this Agreement) of such entity and its subsidiaries, if any, taken as a whole.

     "Business Day" shall mean a day other than a Saturday, a Sunday, or a day on which banks in Spokane, Washington or Alameda, California are permitted or required by law to close.

     "Cause" shall mean the occurrence of one or more of the following events:
(a) willful misconduct, insubordination, or dishonesty in the performance of the Continuing Employee's duties or other knowing and material violation of the Surviving Corporation's or Itron's policies and procedures in effect from time to time which results in a Material Adverse Effect on the Surviving Corporation or Itron; (b) the continued failure of the Continuing Employee to satisfactorily perform his or her duties after receipt of written notice that specifically identifies the areas in which the Continuing Employee's performance is deficient; (c) willful actions (or intentional failures to act) in bad faith by the Continuing Employee with respect to the Surviving Corporation or Itron that materially impair the Surviving Corporation's or Itron's business, goodwill or reputation; (d) conviction of the Continuing Employee of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction; (e) current use by the Continuing Employee of illegal substances; or (f) any material violation by the Continuing Employee of his or her confidentiality agreement with the Surviving Corporation or Itron.

     "CCC" shall mean the California Corporations Code, as amended.

     "Certificates" shall have the meaning as given in Section 3.2(c).

     "Change of Control Agreement" shall mean the Change of Control Severance Agreements between the Company and certain persons as listed in the Company Disclosure Schedule.

     "Claim Notice" shall mean a written notice in reasonable detail of the facts and circumstances that form the basis of an indemnification claim hereunder and setting forth the amount of Losses that an indemnified party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue, and the sections of this Agreement upon which the claim for indemnification for such Losses is based.

     "Closing" shall have the meaning as given in Section 2.2.

     "Closing Date" shall have the meaning as given in Section 2.2.

     "Closing Statement" shall have the meaning as given in Section 3.1(d).

     "COBRA" shall mean the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commitment Letter" shall have the meaning as given in Section 4.2(h).

     "Combination Company" shall mean Shadow Combination, Inc., a Delaware corporation.

     "Common Merger Consideration" shall mean the dollar amount equal to the fraction, (a) the numerator of which is equal to the Merger Consideration less the Preferred Preference, and (b) the denominator of which is equal to the sum of (x) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (including shares of Company Common Stock issued with respect to Company Options which will become exercisable in connection with the Closing), and (y) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Warrants outstanding immediately prior to the Effective Time of the Merger.

     "Company" shall mean Silicon Energy Corp., a Delaware corporation.

     "Company Bonus Plan" shall have the meaning as given in Section 6.14.

     "Company Common Stock" shall have the meaning as given in Section 4.1(b).

     "Company Consents" shall have the meaning as given in Section 7.2(e).

     "Company Disclosure Schedule" shall mean a document referring specifically to the representations and warranties in this Agreement that is delivered by the Company to Itron prior to the execution of this Agreement.

     "Company Fee" shall have the meaning as given in Section 8.2(c).

     "Company Intellectual Property Registrations" shall have the meaning as given in Section 4.1(k).

     "Company Intellectual Property Rights" shall have the meaning as given in
Section 4.1(k).

     "Company's Knowledge" shall mean the actual knowledge, with an obligation to conduct a reasonable inquiry, of John Woolard, Jack Jenkins-Stark and Allan Schurr.

     "Company Options" shall mean the Company common stock purchase options granted under the Company Stock Option Plan, or under any predecessor plan or arrangement under which Company Options were granted to employees, officers, directors and consultants of the Company as set forth in the Company Disclosure Schedule.

     "Company-Paid Bonus Portion" shall mean that amount of cash of the Company that is to be paid as part of the Bonus Pool Amount at Closing.

     "Company Payroll Agent" shall mean ADP, Inc.

     "Company Permits" shall have the meaning as given in Section 4.1(j).

     "Company Preferred Stock" shall have the meaning as given in Section
4.1(b).

     "Company Representative" shall mean any director, officer, agent, employee, affiliate, attorney, accountant, financial advisor or other representative of the Company or its Affiliates.

     "Company Stock" shall mean the Company Common Stock and the Company Preferred Stock.

     "Company Stockholder Approval" shall have the meaning as given in Section 4.1(c).

     "Company Stockholders" shall mean those individuals holding Company Stock immediately prior to the Effective Time of the Merger.

     "Company Stockholders Meeting" shall have the meaning as given in Section 6.1(a).

     "Company Stock Option Plan" shall have the meaning as given in Section 4.1(b).

     "Company Warrants" shall mean the warrants of the Company exercisable for capital stock of the Company as set forth in the Company Disclosure Schedule.

     "Confidentiality Agreement" shall have the meaning as given in Section 6.2.

     "Consent" shall mean a consent, approval, Order, or authorization of, or registration, declaration, or filing with, or exemption by any third party, including without limitation, by any Governmental Entity.

     "Constructively Terminated" shall mean any of the following events, without the consent of the Continuing Employee: (a) a demotion or other material reduction in the nature or status of the Continuing Employee's responsibilities;
(b) a non-voluntary reduction in the Continuing Employee's annual base salary; or (c) a requirement that the Continuing Employee relocate his or her principal place of employment to a location that is more than 50 miles from the place of employment where the Continuing Employee was previously employed.

     "Continuing Employee" shall have the meaning as given in Section 6.9(a).

     "Contractual Documents" shall have the meaning as given in Section 4.1(c).

     "Control" shall mean, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Counternotice" shall mean a written objection to a claim or payment setting forth the basis for disputing such claim or payment.

     "Debt Financing" shall have the meaning as given in Section 4.2(h).

     "Default" shall have the meaning as given in Section 4.1(c).

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Dissent Rights" shall mean the rights of Company Stockholders to dissent from the Merger as provided under the DGCL.

     "DOL" shall mean the United States Department of Labor.

     "Domain Names" shall have the meaning as given in Section 4.1(k).

     "Effective Time of the Merger" shall have the meaning as given in Section 2.2.

     "Eligible Dissenting Shares" shall have the meaning as given in Section 3.1(e).

     "Employee Benefit Plan" shall mean any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (a) sponsored, maintained or contributed to by the Company or to which the Company is a party, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow" shall have the meaning as given in the Recitals hereto.

     "Escrow Agent" shall have the meaning as given in Section 3.1(c).

     "Escrow Agreement" shall have the meaning as given in the Recitals hereto.

     "Escrowed Pro Rata Basis" shall mean that each Company Stockholder's contribution to and/or deduction from the Escrow shall be proportional to the amount of Merger

Consideration that such stockholder is entitled to receive at the Effective Time of the Merger (without giving effect to the Escrow) relative to the total amount of the Merger Consideration.

     "Estimated Net Working Capital Adjustment" shall have the meaning as given in Section 3.1(d).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall have the meaning as given in Section 3.2(a).

     "Final Closing Balance Sheet" shall have the meaning as given in Section 3.1(d)(ii).

     "Final Closing Statements" shall have the meaning as given in Section 3.1(d)(ii).

     "Final NWCA Decrease" shall have the meaning as given in Section 3.1(d)(v).

     "Final NWCA Determination" shall have the meaning as given in Section 3.1(d)(iii).

     "Final NWCA Increase" shall have the meaning as given in Section
3.1(d)(iii).

     "Final NWCA Payment" shall have the meaning as given in Section
3.1(d)(iii).

     "Financial Statements" shall have the meaning as given in Section 4.1(h).

     "Former Company Employees" shall mean the employees of the Company as of the Effective Time of the Merger.

     "Former Employee Claims" shall mean the claims for relief by former Company employees Jay Bileti, Michael Kulisch and Lina Larieau that have been brought or may be brought against the Company, the Surviving Corporation or Itron for the Company's actions prior to the Effective Time of the Merger with respect to the employment of such former Company employees.

     "GAAP" shall mean generally accepted accounting principles established by the American Institute of Certified Public Accountants.

     "Governmental Entity" shall mean an administrative agency, court, or commission or other governmental authority or instrumentality, whether domestic or foreign.

     "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1997, as amended.

     "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Personnel" shall have the meaning as given in Section 6.13.

     "Initial Excess Decrease" shall have the meaning as given in Section 3.1(d)(i).

     "Initial Excess Increase" shall have the meaning as given in Section 3.1(d)(i).

     "Investment" shall have the meaning as given in Section 8.2(b).

     "IRS" shall mean the United States Internal Revenue Service.

     "Itron" shall mean Itron, Inc., a Washington corporation.

     "Itron SEC Reports" shall have the meaning as given in Section 4.2(g).

     "Itron's Knowledge" shall mean the actual knowledge, with an obligation to conduct a reasonable inquiry, of LeRoy Nosbaum, David Remington and Russ Fairbanks.

     "Itron Permits" shall have the meaning as given in Section 4.2(j).

     "Laws" shall mean all statutes, regulations, rules and orders of Governmental Entities, and terms and conditions of any grant of approval, permission, authority, or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and have been created or otherwise provided for by a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

     "Leased Premises" shall mean all parcels of real estate subject to leases to which the Company is a party as a lessee as identified on Section 4.1(q) of the Company Disclosure Schedule.

     "Losses" shall mean actual losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) of any kind, minus: (i) any insurance proceeds received (less the fees and expenses incurred to obtain such proceeds) from a third party insurer (other than under insurance that is retrospectively rated or that is the economic equivalent of self-insurance); and (ii) any actual recovery from third parties (less the fees and expenses incurred to obtain such proceeds); provided, however, that "Losses" shall not include any indirect and/or consequential losses or damages of any kind incurred by Itron and/or the Surviving Corporation but shall include indirect and/or consequential losses or damages claimed by a third party.

     "Majority Stockholders" shall have the meaning as given in the Recitals hereto.

     "Material Adverse Effect" shall mean, with respect to any entity, a material adverse effect individually or in the aggregate on the Business Condition of such entity, other than any change, circumstance or effect (i) relating to the United States economy or securities markets in general, (ii) relating to the industries in which the Company or Itron operate and not specifically relating to the Company or Itron, or (iii) relating to or resulting from, directly or indirectly, the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby.

     "Material Contract" shall have the meaning as given in Section 4.1(d).

     "Meeting" shall mean the meeting of the Company's stockholders to consider approval of the Merger in compliance with the DGCL.

     "Merger" shall have the meaning as given in the Recitals hereto.

     "Merger Consideration" shall mean a cash amount equal to the result obtained by subtracting (i) the Bonus Pool Amount (less the Company-Paid Bonus Portion) and the Bridge Note Amount from (ii) Seventy-One Million, Two Hundred Thousand U.S. Dollars ($71,200,000).

     "Merger Filing" shall have the meaning as given in Section 2.2.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Net Working Capital" shall have the meaning as given in Schedule 3.1(d).

     "Net Working Capital Adjustment" shall mean an adjustment to Net Working Capital.

     "NWCA Overpayment" shall have the meaning as given in Section 3.1(d)(iv).

     "NWCA Dispute Notice" shall have the meaning as given in Section
3.1(d)(iii).

     "NWCA Underpayment" shall have the meaning as given in Section 3.1(d)(vi).

     "OFAC" shall have the meaning as given in Section 4.1(i).

     "Operative Documents" shall have the meaning as given in Section 4.1(a).

     "Order" shall mean a decree, judgment, injunction, ruling, writ or other order of a Governmental Entity having jurisdiction.

     "Payment Certificate" shall mean a written claim for payment of Losses in reasonable detail and specifying the amount of such Losses.

     "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity.

     "Post-Closing Terminated Employee" shall have the meaning as given in
Section 6.9(d).

     "Preferred Preference" shall mean the sum of (a) the Series A Preference multiplied by the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time of the Merger, (b) the Series B Preference multiplied by the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time of the Merger, (c) the Series C Preference multiplied by the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Effective Time of the Merger and (d) the Series D Preference multiplied by the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to the Effective Time of the Merger. For purposes of this definition, it is assumed that any shares of Company Preferred Stock that are converted into shares of Company Common Stock in connection with the Closing are converted prior to calculating the Preferred Preference.

     "Preliminary Closing Balance Sheet" shall have the meaning as given in
Section 3.1(d)(i).

     "Products" shall have the meaning as given in Section 4.1(k)(ii).

     "Public Software" means any software that contains, or is derived (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, but not limited to software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) STL Port 4.5.1, and (ii) SSL (Secure Socket Layer).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series A Preference" means $0.55.

     "Series A Preferred Stock" means the Series A Preferred Stock, $0.001 par value, of the Company.

     "Series B Preference" means $0.80, plus an amount equal to all accrued but unpaid dividends on each share of Series B Preferred Stock.

     "Series B Preferred Stock" means the Series B Preferred Stock, $0.001 par value, of the Company.

     "Series C Preference" means $2.20, plus an amount equal to all accrued but unpaid dividends on each share of Series C Preferred Stock.

     "Series C Preferred Stock" means the Series C Preferred Stock, $0.001 par value, of the Company.

     "Series D Preference" means $6.75, plus an amount equal to all accrued but unpaid dividends on each share of Series D Preferred Stock.

     "Series D Preferred Stock" means the Series D Preferred Stock, $0.001 par value, of the Company.

     "Stock Purchase Agreement" shall have the meaning as given in Section
8.2(b).

     "Stockholders' Representative" shall have the meaning as given in Section 10.7.

     "Superior Proposal" shall have the meaning as given in Section 9.2.

     "Surviving Corporation" shall have the meaning as given in Section 2.1.

     "SVB Loan" shall mean the Company's existing credit facility (or facilities, if more than one) with Silicon Valley Bank immediately prior to the Effective Time of the Merger.

     "SVB Loan Amount" shall mean all unpaid principal and interest on the SVB Loan immediately prior to the Effective Time of the Merger.

     "Takeover Proposal" shall have the meaning as given in Section 9.1.

     "Tax" and "Taxes" shall mean (a) domestic or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including, without limitation, any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) or (b) payable by reason of contract assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any similar provision under law) or otherwise.

     "Tax Returns" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto and any amendment thereof), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Technical Information" shall have the meaning as given in Section 4.1(k).

     "Technology" shall have the meaning as given in Section 4.1(k).

     "Technology-Related Assets" shall have the meaning as given in Section 4.1(k).

     "Terminated Employee" shall have the meaning as given in Section 6.9(d).

     "Third Party Claim" shall have the meaning as given in Section 10.4(a).

     "Third Party Licenses" shall have the meaning as given in Section 4.1(k).

     "Third Party Technologies" shall have the meaning as given in Section
4.1(k).

     "Voting Stock" shall mean any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wells Fargo" shall have the meaning as given in Section 4.2(h).

                                   ARTICLE II.

                                   THE MERGER

2.1  THE MERGER

     Upon the terms and subject to the conditions hereof and in accordance with the DGCL, the Combination Company shall be merged with and into the Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Combination Company shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Combination Company in accordance with the DGCL.

2.2  EFFECTIVE TIME

     As soon as practicable following the satisfaction or, to the extent permitted hereunder, the waiver of the conditions set forth in Article VII, and provided that this Agreement has not been terminated pursuant to Section 8.1, the parties hereto shall cause the Merger to be consummated by executing and filing a certificate of merger (substantially in the form attached hereto as Exhibit B) as required by the DGCL with respect to the Merger (the "Merger Filing") and other appropriate documents executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Merger

Filing is duly filed with the Delaware Secretary of State, or at such later time as Itron and the Company shall agree should be specified in the Merger Filing (the time the Merger becomes effective being the "Effective Time of the Merger"). The closing of the Merger (the "Closing") shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101, as soon as practicable after satisfaction or waiver of the latest to occur of the conditions set forth in Article VII (but in no event later than five (5) Business Days after such satisfaction or waiver) or on such other date as agreed to by Itron and the Company (the "Closing Date").

2.3  EFFECTS OF THE MERGER

     The Merger shall have the effects set forth herein and in Section 251 of the DGCL. If at any time after the Effective Time of the Merger, the Company or the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and the Combination Company, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and the Combination Company, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Combination Company or otherwise to take any and all such action.

2.4  CERTIFICATE OF INCORPORATION AND BYLAWS

     (a) At the Effective Time of the Merger, the Certificate of Incorporation of the Company shall be amended and restated in full to read as set forth in Exhibit C attached hereto and shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, at the Effective Time of the Merger,
Article I thereof shall be amended to read as follows: "The name of the corporation is Silicon Energy Corp." Thereafter, the Certificate of Incorporation of the Surviving Corporation may be changed or amended as provided therein or by applicable law.

     (b) At the Effective Time of the Merger, the Bylaws of the Company shall be amended and restated in full to read as set forth in Exhibit D hereto and shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

2.5  DIRECTORS AND OFFICERS

     The directors and officers of the Combination Company shall, from and after the Effective Time of the Merger, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                  ARTICLE III.

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

3.1  EFFECT ON CAPITAL STOCK

     As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, the Combination Company, Itron or the holders of any Company Stock or capital stock of Combination Company:

     (a)  CONVERSION OF COMBINATION COMPANY STOCK

     All shares of stock of the Combination Company issued and outstanding immediately prior to the Effective Time of the Merger shall, in the aggregate, be converted automatically into one share of the Surviving Corporation as of the Effective Time of the Merger.

     (b)  CONVERSION OF COMPANY STOCK

     On the terms and subject to the conditions of this Agreement, including reduction for the Escrow and Net Working Capital Adjustment pursuant to Sections 3.1(c) and 3.1(d), respectively, at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Itron, the Company or the holder of any Company Stock, the following shall occur:

          (i) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares of Company Common Stock to be canceled pursuant to Section 3.1(b)(vi), and any Eligible Dissenting Shares (as provided in Section 3.1(e)) shall be automatically converted into solely the right to receive in cash the Common Merger Consideration.

          (ii) Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares of Series A Preferred Stock to be canceled pursuant to Section 3.1(b)(vi) and any Eligible Dissenting Shares (as provided in Section 3.1(e)) shall be automatically converted into solely the right to receive in cash the Series A Preference.

          (iii) Conversion of Series B Preferred Stock. Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares of Series B Preferred Stock to be canceled pursuant to Section 3.1(b)(vi) and any Eligible Dissenting Shares (as provided in Section 3.1(e)) shall be automatically converted into solely the right to receive in cash the Series B Preference.

          (iv) Conversion of Series C Preferred Stock. Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares of Series C Preferred Stock to be canceled pursuant to Section 3.1(b)(vi) and any Eligible Dissenting Shares (as provided in Section 3.1(e)) shall be automatically converted into solely the right to receive in cash the Series C Preference.

          (v) Conversion of Series D Preferred Stock. Each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any shares of Series D Preferred Stock to be canceled pursuant to Section 3.1(b)(vi) and any Eligible Dissenting Shares (as provided in Section 3.1 (e)) shall be automatically converted into solely the right to receive in cash the Series D Preference.

          (vi) Cancellation of Company-Owned Stock. Each share of Company Stock owned by the Company immediately prior to the Effective Time of the Merger shall be automatically canceled and extinguished without any exchange thereof and without any further action on the part of Itron, Combination Company or the Company.

          (vii) Company Options. No Company Options shall be assumed by Itron and pursuant to the Company Stock Option Plan, immediately prior to the Effective Time of the Merger, all of the outstanding Company Options shall become fully exercisable. Pursuant to the terms of the Company Stock Option Plan, any Company Options not exercised prior to the Effective Time of the Merger will be automatically terminated.

          (viii) Company Warrants. No outstanding Company Warrants shall be assumed by Itron, and the Company agrees to use commercially reasonable efforts to arrange for each of the Company Warrants to be cancelled and extinguished at, or prior to, the Effective Time of the Merger.

          (ix) No Further Rights in Company Stock. At the Effective Time of the Merger, the holders of any Company Stock outstanding immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such Company Stock, except the right to receive their respective portions of the Merger Consideration and as otherwise provided herein.

     (c)  DEPOSIT OF ESCROWED FUNDS

     Notwithstanding the foregoing and the provisions of this Article III (other than this Section 3.1(c)), and subject to the effectiveness of the Merger, ten percent (10%) of the Merger Consideration shall be deposited in the Escrow with Mellon Investor Services LLC (the "Escrow Agent"), to be held and administered in accordance with the Escrow Agreement, such Escrow to be withheld and deducted, on an Escrowed Pro Rata Basis, from the Merger Consideration otherwise issuable to the Company Stockholders at the Effective Time of the Merger.

     (d)  NET WORKING CAPITAL ADJUSTMENT

          (i) At least two (2) Business Days prior to the estimated Effective Time of the Merger, the Company shall prepare in good faith and deliver to Itron a preliminary projected balance sheet as of the anticipated Effective Time of the Merger (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet shall be prepared according to GAAP consistent with the Company's past practices and shall be accompanied by a projected statement of income in accordance with GAAP for the period ended at the anticipated Effective Time of the Merger (the "Closing Statement"). In addition, the Company shall provide a schedule reasonably detailing the Company's estimate as of the projected Effective Time of the Merger of the Net Working Capital Adjustment (the "Estimated Net Working Capital Adjustment") prepared in accordance with the provisions set forth on Schedule 3.1(d) comparing the Net Working Capital on the Company's Balance Sheet as of August 31, 2002 with the anticipated balance sheet at the Effective Time of the Merger based on the Preliminary Closing Balance Sheet. To the extent that the Estimated Net Working Capital Adjustment is a decrease in excess of Three Million Dollars ($3,000,000) (such excess over $3,000,000, an "Initial Excess Decrease"), Itron shall withhold from the Merger Consideration an amount of cash equal to One Hundred Percent (100%) of such Initial Excess Decrease, and Itron shall add such to the Escrow provided for in Section 3.1(c) above. To the extent that the Estimated Net Working Capital Adjustment is an increase in excess of Three Million Dollars ($3,000,000) (such excess over $3,000,000, an "Initial Excess Increase"), Itron shall contribute to the Escrow provided for in Section 3.1(c) above an amount of cash equal to such Initial Excess Increase. The Company shall consult with Itron during the preparation of the Preliminary Closing Balance Sheet, the Closing Statement and the Net Working Capital Adjustment. If the Company and Itron are unable to agree on the Estimated Net Working Capital Adjustment following such consultation, then, in addition to any other amounts to be deposited into the Escrow at Closing pursuant to this Section 3.1, Itron shall withhold from the Merger Consideration and deposit into the Escrow an amount of Merger Consideration equal to (x) the Estimated Net Working Capital Adjustment prepared by the Company (the "Company NWCA Estimate"), plus (y) one-half of the result obtained by subtracting (I) the Company NWCA Estimate from (II) the Estimated Net Working Capital Adjustment prepared by Itron. For all purposes of Sections 3.1(c) and (d) and Article X, the amounts to be withheld from or paid in addition to the Merger Consideration, and amounts otherwise deposited in or paid from the Escrow, shall be apportioned on an Escrowed Pro Rata Basis among all Company Stockholders. It is the intent of the Company and Itron to provide in so far as reasonably possible that the Final NWCA Decrease (as hereinafter defined) will not be more than the Initial NWCA Decrease (as hereinafter defined).

          (ii) As promptly as practicable after the Effective Time of the Merger, but in no event more than forty-five (45) days after the Effective Time of the Merger, Itron shall prepare an unaudited balance sheet and income statement as of the Effective Time of the Merger (the "Final Closing Balance Sheet") and a schedule calculating the Net Working Capital Adjustment prepared in accordance with the provisions set forth on Schedule 3.1(d)

(together the "Final Closing Statements") and, prior to the Closing Date, may engage Deloitte & Touche, LLP or such other nationally recognized accounting firm to conduct an audit of the Final Closing Statements at Itron's sole cost. The Final Closing Statements shall be prepared according to GAAP, consistent with the Company's past practices through the Effective Time of the Merger, except for the adjustments set forth on Schedule 3.1(d), which shall be applied to calculate the final Net Working Capital Adjustment and shall be reflected in one or more footnotes and supplemental schedules to such statements. A separate schedule attached to the Final Closing Statements shall contain the calculation of the final Net Working Capital Adjustment. The Final Closing Statements shall be promptly delivered to each of the Stockholders' Representative as soon as they are available for their review and comment, and Itron and the Stockholders' Representative shall thereafter attempt to reach agreement on the Final Closing Statements. Itron and the Stockholders' Representative shall have access to the Company's and Itron's work papers used in the preparation of the Preliminary Closing Balance Sheet and Final Closing Statements.

          (iii) If the Stockholders' Representative and Itron are unable to agree on the Final Closing Statements, then the Stockholders' Representative shall present any objections or comments in writing to Itron no later than twenty (20) days after their receipt of the Final Closing Statements, specifying in reasonable detail any objections thereto (the "NWCA Dispute Notice"). Itron and the Stockholders' Representative shall be deemed to have agreed with all other items and amounts contained in the Final Closing Statements. If within twenty (20) Business Days after Itron's receipt of the Revenue Dispute Notice, Itron and the Stockholders' Representative are unable to resolve informally matters raised by the Revenue Dispute Notice and the Stockholders' Representative have not retracted the Revenue Dispute Notice, the parties shall submit the Revenue Dispute Notice to the Accounting Arbitrator for resolution. If the parties are unable to agree upon one Accounting Arbitrator, each shall appoint an Accounting Arbitrator and these appointees shall appoint a third Accounting Arbitrator (collectively the "Accounting Arbitrators"), in which case the resolution of the items contained in the Revenue Dispute Notice shall be made by a majority decision of the Accounting Arbitrators. The Accounting Arbitrator(s) shall be directed to make a resolution within forty-five (45) days of engagement and such resolution shall be conclusive and binding on all parties. Itron and the Stockholders' Representative shall pay the costs and expense of their own accountants and attorneys and shall bear equally the expense of the Accounting Arbitrator(s); provided, however, that if the Accounting Arbitrator(s) shall determine that the total variance of all items contained in the Revenue Dispute Notice varies by more than 15% of the amount calculated by Itron, then such fees and expenses of the Accounting Arbitrator(s) shall be paid by Itron.

          (iv) To the extent that the Net Working Capital Adjustment (as finally determined in accordance with the provisions set forth above (a "Final NWCA Determination") is an increase greater than Three Million Dollars ($3,000,000) (such excess over $3,000,000 being a "Final NWCA Increase") when compared to the August 31, 2002 Balance Sheet, then, within five (5) Business Days after such Final NWCA Determination, Itron shall deposit with the Escrow Agent an amount of cash equal to such Final Excess Increase, less any cash added to the Escrow as an Initial Excess Increase, if any, (a "Final NWCA Payment"). Within five (5) days after a Final NWCA Payment is deposited in the Escrow pursuant to this Section 3.1(d)(iii), such Final NWCA Payment, plus any Initial Excess Increase or any Initial Excess Decrease, as applicable, shall be released from the Escrow to the Stockholders' Representative, whereupon it shall be paid at and by the direction of the Stockholders' Representative to the former Company Stockholders in proportion to their receipt of the Merger Consideration in accordance with
Section 3.1(b).

          (v) To the extent that a Final NWCA Determination results in a Net Working Capital Adjustment that is zero or a Final NWCA Increase that is less than the amount of any Initial Excess Increase, if any (such difference, an "NWCA Overpayment"), then, within five (5) Business Days following a Final NWCA Determination, (x) an amount of cash equal to such NWCA Overpayment shall be transferred to Itron in accordance with the Escrow Agreement, and (y) the remainder of such Initial Excess Increase shall be released from the Escrow to the Stockholders' Representative, whereupon it shall be paid at and by the direction of the Stockholders' Representative to the former Company Stockholders in proportion to their receipt of the Merger Consideration in accordance with
Section 3.1(b).

          (vi) To the extent that a Final NWCA Determination results in a Net Working Capital Adjustment that is a decrease of more than Three Million Dollars ($3,000,000) (the amount of such decrease in excess of $3,000,000 being a "Final NWCA Decrease"), then within five (5) business days following such Final NWCA Determination, an amount of cash equal to such Final NWCA Decrease, including the entire amount of any Initial Excess Increase previously deposited into the Escrow by Itron, shall be transferred to Itron in accordance with the Escrow Agreement.

          (vii) To the extent that a Final NWCA Determination results in a Net Working Capital Adjustment that is zero or a Final NWCA Decrease that is less than the amount of an Initial Excess Decrease, if any (such difference, an "NWCA Underpayment"), then, within five (5) business days following a Final NWCA Determination, such NWCA Underpayment shall be released from the Escrow to the Stockholders' Representative, whereupon it shall be paid at and by the direction of the Stockholders' Representative to the former Company Stockholders in proportion to their receipt of the Merger Consideration in accordance with in
Section 3.1(b).

          (viii) The adjustments pursuant to the Net Working Capital Adjustments in this Section 3.1(d) shall be treated as an increase or a decrease in the Merger Consideration.

     (e)  DISSENT RIGHTS

          (i) Notwithstanding any other provision of this Agreement to the contrary, any Company Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal or dissenter's rights under the DGCL or under Chapter 13 of the CCC, as applicable (collectively, the "Eligible Dissenting Shares"), shall not be converted into or represent a right to receive the applicable Merger Consideration for the Company Stock set forth in Section 3.1(b) hereof, but the holder thereof shall only be entitled to such rights as are provided by the DGCL and CCC, as applicable.

          (ii) Notwithstanding the provisions of Section 3.1(e)(i) hereof, if any holder of Eligible Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal or dissenter's rights under the DGCL and CCC, as applicable, then, as of the later of the Effective Time of the Merger and the occurrence of such event, such holder's shares shall automatically be cancelled, extinguished and represent only the right to receive the Merger Consideration as set forth in Section 3.1(b) hereof, without interest thereon, and subject to the escrow provisions of Section 3.1(c) and the Net Working Capital Adjustment provisions of Section 3.1(d) hereof, upon surrender of the Certificate representing such shares.

          (iii) The Company shall give Itron (x) prompt notice of any written demand for appraisal or exercise of dissenter's rights received by the Company pursuant to the DGCL or CCC, and (y) the opportunity to participate in all negotiations and proceedings with respect to such demands or exercise of rights. The Company shall not, except with the prior written consent of Itron, voluntarily make any payment with respect to any such demands or exercise of rights or offer to settle or settle any such demands or exercise of rights.

3.2  EXCHANGE OF CERTIFICATES

     (a)  EXCHANGE AGENT

     Prior to the Effective Time of the Merger, Itron shall engage Mellon Investor Services LLC to act as exchange agent (the "Exchange Agent") for the issuance of the Merger Consideration upon surrender of the Certificates.

     (b)  PAYMENT OF MERGER CONSIDERATION

     As of the Effective Time of the Merger, Itron shall have delivered to the Exchange Agent the Merger Consideration consisting of the cash to be issued and paid upon the conversion of the Company Stock pursuant to Section 3.1(b). At the Effective Time of the Merger, Itron shall cause the Exchange Agent, pursuant to irrevocable instructions delivered to the Exchange Agent prior thereto, to deliver the cash contemplated to be paid pursuant to Section 3.1(b) and, to the extent not already delivered by the Company, to deliver a form of letter of transmittal to each Company Stockholder. The Exchange Agent shall not use such funds for any purposes other than as set forth in this Section 3.2(b).

          In addition, as of the Effective Time of the Merger Itron shall have wired (i) the Bonus Pool Amount to the Company Payroll Agent (less the Company-Paid Bonus Portion, which Company-Paid Bonus Portion shall be separately delivered by the Company to the Company Payroll Agent as of the Effective Time of the Merger), and (ii) the Bridge Note Amount to the Company. The Company shall inform Itron of the Company-Paid Bonus Portion and the Bridge Note Amount no later than two (2) Business Days prior to the Effective Time of the Merger.

     (c)  EXCHANGE PROCEDURE FOLLOWING THE EFFECTIVE TIME OF THE MERGER

          As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall, upon surrender to the Exchange Agent of a certificate or certificates that represented immediately prior to the Effective Time of the Merger the issued and outstanding Company Stock (the "Certificates"), together with a letter of transmittal, duly executed, deliver to the holder of such Certificate in exchange therefor the applicable amount of the Merger Consideration, pursuant to Section 3.1(b), consisting of the cash into which the Company Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1(b), and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2(c), each Certificate shall be deemed at any time after the Effective Time of the Merger, to represent only the right to receive, upon surrender of such Certificate in accordance with this Section 3.2(c), the applicable amount of the Merger Consideration, pursuant to Section 3.1(b).

     (d)  NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK

          All cash paid as the Merger Consideration upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Company Stock theretofore represented by such Certificates and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Stock represented by such Certificates that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by applicable law.

     (e)  LOST, STOLEN OR DESTROYED CERTIFICATES

          In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such loss, theft or destruction and, the granting of a reasonable indemnity against any claim that may be made against Itron or the Exchange Agent with respect to such Certificate, Itron shall cause the Exchange Agent to issue to such Person the applicable amount of the Merger Consideration with respect to such lost, stolen or destroyed Certificate to which the holder thereof may be entitled pursuant to this Article III.

3.3  STOCK TRANSFER BOOKS

     At the Effective Time of the Merger, the transfer books of the Company with respect to all shares of capital stock or other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock or other securities shall thereafter be made on the records of the Company.

3.4  CERTAIN ADJUSTMENTS

     If between the date hereof and the Effective Time of the Merger, the outstanding shares of the Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Merger Consideration shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split, combination, exchange or dividend.

3.5  REQUIRED WITHHOLDING

     Notwithstanding any provision to the contrary herein, each of Itron and the Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Subject to any exceptions specified in the Company Disclosure Schedule, the Company represents and warrants to Itron and the Combination Company as herein set forth below. Such representations and warranties shall be deemed to be made as of the date hereof and as of the Closing Date (other than such representations and warranties made as of a specific date, which representations and warranties shall be deemed to be made as of such date). Disclosure of an item in response to one section of this Agreement shall constitute disclosure and response to every section of this Agreement, notwithstanding the fact that no express cross-reference is made.

     (a)  ORGANIZATION; STANDING AND POWER; NO SUBSIDIARIES; CHARTER DOCUMENTS

     The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its Business as now being conducted, and to enter into and perform its obligations under this Agreement and the other agreements and certificates that are required to be executed by the Company pursuant to this Agreement (collectively, the "Operative Documents") to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is licensed as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually, or in the aggregate) would not have a Material Adverse Effect on the Company. Except as set forth in Section 4.1(a) of the Company Disclosure Schedule, the Company does not have any subsidiaries or own of record or beneficially any capital stock of or equity interest or investment in any Person. The Company has furnished to Itron true and correct copies of (a) the Certificate of Incorporation and Bylaws of the Company, respectively, as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock records of the Company.

     (b)  CAPITAL STRUCTURE

     As of the date hereof, the authorized capital stock of the Company consists of (a) 45,137,500 shares of common stock, $0.001 par value per share ("Company Common Stock"), and (b) 21,531,828 shares of preferred stock, $0.001 par value per share ("Company Preferred Stock"). As of the date hereof, (i) 7,872,547 shares of Company Common Stock are issued and outstanding all of which are validly issued and fully paid, nonassessable and free of preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or to which it is bound, (ii) 1,200,000 shares of Series A Preferred Stock, 4,990,625 shares of Series B Preferred Stock, 6,500,000 shares of Series C Preferred Stock and 3,703,690 shares of Series D Preferred Stock are issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or to which it is bound. As of the date hereof, the Company has (a) outstanding options for the purchase of an aggregate of 2,749,831 shares of Company Common Stock out of a total of 6,536,000 shares of Company Common Stock that have been reserved for issuance pursuant to the 1998 Incentive Stock Option Plan (the "Company Stock Option Plan") and (b) warrants to purchase an aggregate of 958,202 shares of Company Common Stock. True and correct copies of the stock records of the Company have been provided to Itron or its counsel.

     Except as set forth above and the Series E Preferred Stock of the Company, none of which is issued and outstanding, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company immediately prior to the Closing will be (and immediately prior to the Closing all shares issuable upon the exercise of outstanding stock options or warrants will be), duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or to which it is bound. All of such issued and outstanding shares of capital stock of the Company were offered and sold in compliance with all applicable state and federal securities laws, rules and regulations. Except as set forth above or in
Section 4.1(b) of the Company Disclosure Schedule, there are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. To the Company's Knowledge, no Person other than the Company Stockholders holds any interest in the Company Stock. Except as set forth in
Section 4.1(b) of the Company Disclosure Schedule, there are not as of the date hereof and there will not be at the Effective Time of the Merger any registration rights agreements, stockholder agreements, rights of first refusal, co-sale agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the Company Stock.

     (c)  AUTHORITY; NON-CONTRAVENTION

          (i) The Board of Directors of the Company has approved the Operative Documents and determined the Operative Documents to be in the best interests of the Company Stockholders pursuant to the terms hereof and thereof. The Company has the requisite corporate power and authority to enter into the Operative Documents and, subject to obtaining the requisite approval of the Merger and the Operative Documents by the Company Stockholders as required by the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company subject to the Company Stockholder Approval. The Operative Documents have been duly and validly executed and delivered by the Company and, assuming due authorization and delivery by Itron and the Combination Company, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and the application of general principles of equity, (B) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) the enforceability of any indemnification provision contained herein may be limited by applicable federal or state securities laws.

          (ii) Except as set forth on Section 4.1(c) of the Company Disclosure Schedule, the execution, delivery and performance of the Operative Documents by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with or result in a default (a "Default") (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify, invalidate, adversely affect or cancel any provision of (a) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, authorization, concession, franchise or license to which the Company is a party or by which it or any of its properties or assets is bound (individually, a "Contractual Document" and collectively, the "Contractual Documents"), (b) the Certificate of Incorporation or Bylaws of the Company, (c) subject to the governmental filings and other matters referred to in the following sentence, any Order, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or its properties or assets, except any such conflict, Default or termination that would not have a Material Adverse Effect on the Company. No Consent of any Governmental Entity or other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except where lack of such Consents would not have a Material Adverse Effect, and except for (A) the Company Stockholder Approval, (B) the filing of the Merger Filing with and approval by the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, if any, and (C) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Section 4.1(c) of the Company Disclosure Schedule.

     (d)  MATERIAL CONTRACTS

     Section 4.1(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all currently effective written or oral contracts, agreements, leases, instruments or legally binding contractual commitments to which the Company is a party that meet any of the following criteria (each, a "Material Contract"):

          (i) any contract with a customer of the Company or with any entity that purchases goods or services from the Company for consideration paid to the Company of $100,000 or more in any fiscal year of the Company;

          (ii) any contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000 in any fiscal year of the Company;

          (iii) any contract for the purchase or lease of goods or services (including without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services), requiring aggregate future payments by the Company in excess of $50,000 in any fiscal year of the Company;

          (iv) any contract relating to the borrowing of money or guaranty of indebtedness in excess of $50,000 in any fiscal year of the Company;

          (v) any collective bargaining agreement or other agreement with any labor union;

          (vi) any contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the Company's capital stock or assets;

          (vii) any contract limiting, restricting or prohibiting the Company from conducting business anywhere in the United States or elsewhere in the world or any contract limiting the freedom of the Company to engage in any line of business or to compete in any respects with any other Person;

          (viii)  any joint venture or partnership agreement;

          (ix) contracts requiring future payments of $50,000 or more in any fiscal year of the Company;

          (x) any employment contract, severance agreement or other similar binding agreement or policy with any officer or director of the Company;

          (xi) any contract (other than "shrink-wrap," "click wrap" or similar contracts for widely distributed commercially available software) for or with exclusive arrangements for product distribution, development, marketing, branding or services, or software licenses; and

          (xii) any contract the breach of which by the Company could reasonably be expected to result in damages in excess of $50,000 payable by the Company.

     The Company has made available to Itron a true and complete copy of each Material Contract (and a written description of each oral Material Contract is included in Section 4.1(d) of the Company Disclosure Schedule), including all amendments or other modifications thereto. Except as set forth on Section 4.1(d) of the Company Disclosure Schedule, to the Company's Knowledge, each Material Contract is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to bankruptcy, reorganization, receivership or other laws affecting creditors' rights generally and general principles of equity (whether applied in an action at law or in equity). Except as set forth on Section 4.1(d) of the Company Disclosure Schedule, the Company has performed, or will perform when due, all obligations required to be performed by it under the Material Contracts and the Company is not in breach or default thereunder, except for breaches of and defaults under the Material Contracts that would not have a Material Adverse Effect on the Company. To the Company's Knowledge, no party to a Material Contract is in default thereunder, nor, to the Company's Knowledge, is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's Knowledge, any other party thereunder, except for such default under the Material Contracts that would not have a Material Adverse Effect on the Company.

     In addition, except as set forth on Section 4.1(d) of the Company Disclosure Schedule or as would otherwise not have a Material Adverse Effect on the Company, the Company has:

          (xiii) no contracts with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium

          (xiv) no agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

          (xv)    not received any notice that any party to a contract listed in
Section 4.1(d) of the Company Disclosure Schedule intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

          (xvi) no material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees; or

                  (xvii) except for existing agreements with officers and directors of the Company disclosed in Section 4.1(d) of the Company Disclosure Schedule, no agreements or commitments to provide indemnification.

     (e)  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as disclosed in Section 4.1(e) of the Company Disclosure Schedule, since August 31, 2002, the only business that the Company has conducted has been the Business, the Company has conducted such Business in the ordinary course consistent with past practice, and there has not been:

          (i) any change, event or condition with respect to the Company that has had a Material Adverse Effect on the Company;

          (ii) any issuance of any capital stock or other securities or options or other rights to acquire capital stock or other securities, or any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, other than (A) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of August 31, 2002, (B) the granting of options to purchase Company Common Stock in the ordinary course of business, consistent with past practice and in accordance with the existing Company Stock Option Plan, and the issuance of Company Common Stock upon the exercise of such options, (C) issuances, reservations and commitments disclosed in or pursuant to Section 4.1(b), and (D) issuances upon exercise of options, warrants or rights disclosed pursuant to Section 4.1(b);

          (iii) (A) any granting by the Company of any increases in compensation to the executive officers of the Company in excess of four percent (4%) in the aggregate for all such officers, (B) any granting by the Company to any such executive officer of any increase in severance or termination pay, or
(C) any entry by the Company into any employment, severance or termination agreement with any such executive officer, except, in each case in this subsection (iii), such grants or entries that would not have a Material Adverse Effect on the Company;

          (iv) any amendment, waiver or forgiveness of any material term of any outstanding equity or debt security of the Company;

          (v) any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company, except as contemplated by any employee benefit plans of the Company;

          (vi) any material damage, destruction or other property loss, whether or not covered by insurance; or

          (vii) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP.

     Furthermore, except as disclosed in Section 4.1(e) of the Company Disclosure Schedule, since August 31, 2002, neither the Company nor any of its officers, directors or agents in their representative capacities on behalf of the Company have:

          (viii) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business that would have a Material Adverse Effect on the Company;

          (ix) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since August 31, 2002, or prepaid any material obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

          (x) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (A) conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business,
(B) assessments for current taxes not yet due and payable, (C) landlord's liens for rental payments not yet due and payable, and (D) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $50,000, was incurred in the ordinary course of business or is not yet due and payable;

          (xi) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $50,000, incurred in the ordinary course of business or consistent with past practice;

          (xii) sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $50,000, except the sale of inventory in the ordinary course of business or consistent with past practice;

          (xiii) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright currently used to conduct the Business, or disposed of or disclosed to any Person other than representatives of Itron any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (xiv) made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $100,000 for additions to property, plant, equipment or intangible capital assets;

          (xv) received oral or written notice that there has been, will be or may be a loss of, or contract cancellation by, one or more current customers, suppliers or licensors of the Company, which loss or cancellation would result in lost annual revenues to the Company of more than $50,000 in the aggregate, or formed the basis for any belief that there may be such a loss or cancellation;

          (xvi) received written notice of any other event or facts that could reasonably be expected to result in a Material Adverse Effect on the Company; or

          (xvii) agreed, whether in writing or otherwise, to take any action described in this Section 4.1(e).

     (f)  BROKERS

     Except as set forth in Section 4.1(f) on the Company Disclosure Schedule, no broker, investment banker or other Person, is entitled to receive from the Company, or any party other than Itron, any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker based upon arrangements made by or on behalf of the Company or the Company Stockholders.

     (g)  LITIGATION

     Except as disclosed in Section 4.1(g) of the Company Disclosure Schedule,
(x) there is no claim, suit, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against or which could reasonably be expected to have an Material Adverse Effect on the Company before or by any Governmental Entity or any other Person, and (y) there is no claim, suit, action, proceeding or investigation pending, or to the Company's Knowledge, threatened against the Company that could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by the Operative Documents, nor is there any Order of any Governmental Entity or arbitrator outstanding against the Company having any such effect. Except as disclosed in Section 4.1(g) of the Company Disclosure Schedule, there is no outstanding or unsatisfied Order to which the Company is a party, which could reasonably be expected to have a Material Adverse Effect on the Company.

     (h)  FINANCIAL STATEMENTS

     Set forth in Section 4.1(h) of the Company Disclosure Schedule are the following financial statements: (i) audited statements of income, cash flow, and changes in stockholders' equity of the Company for the calendar years ended December 31, 2000 and December 31, 2001, and accompanying notes; (ii) audited balance sheet of the Company as of December 31, 2001, and accompanying notes;
(iii) unaudited balance sheet of the Company as of August 31, 2002; and (iv) an unaudited statement of income of the Company for the period from January 1, 2002 to August 31, 2002. The financial statements in (i) through (iv) in the preceding sentence are collectively referred to herein as the "Financial Statements". The Financial Statements described in clauses (i) and (ii) of the foregoing sentence: (A) are in accordance with the books and records of the Company; (B) present fairly, in all material respects, the financial condition, cash flows and results of operations for the Company as of the date and for the periods covered; and (C) have been prepared in accordance with GAAP consistently applied. The Financial Statements described in clauses (iii) and (iv) of the foregoing sentence: (A) are in accordance with the books and records of the Company; (B) present fairly, in all material respects, the financial position of the Company as of the date indicated and the results of operations for the period covered thereby; and (C) have been prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments which are not expected to be material in amount and the absence of certain footnote disclosure. The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP.

     (i)  TAXES

     Except as set forth in Section 4.1(i) of the Company Disclosure Schedule:

          (i) the Company has timely filed with the appropriate Governmental Entities all Tax Returns required to be filed by or with respect to it (taking into account validly obtained extensions of time to file such Tax Returns) and has timely paid or deposited all Taxes which are required to be paid or deposited, and no other Taxes are due and payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement;

          (ii) each of the Tax Returns filed by the Company is accurate, correct and complete in all material respects;

          (iii) the audited Financial Statements of the Company and, the unaudited Financial Statements, reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such Financial Statements whether or not shown as being due on any Tax Returns;

          (iv) there are no actions, suits, investigations, audits or claims by any Governmental Entity in progress relating to the Company, nor has the Company received any notice from any Governmental Entity that it intends to conduct such an audit or investigation;

          (v) the Company is not subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity with respect to Taxes;

          (vi) there are no tax liens upon any assets of the Company, except liens arising as a matter of law relating to current Taxes not yet due;

          (vii) Except as set forth in Section 4.1(i) of the Company Disclosure Schedule, no audit report has been issued prior to the date of this Agreement (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or otherwise with respect to the Company;

          (viii) the Company has delivered or made available to Itron true and complete copies of (A) any audit reports issued prior to the date of this Agreement relating to Taxes due from or with respect to the Company, and (B) and all Tax Returns for all taxable periods with respect to the Company since inception;

          (ix) all Taxes that the Company has been or is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Governmental Entities;

          (x) the Company has not extended the time (A) within which to file any Tax Return, which Tax Return has not since been filed, or (B) for the assessment or collection of Taxes, which Taxes have not since been paid;

          (xi) the Company has not granted to any Person any power of attorney with respect to any Tax matter;

          (xii) the Company (A) is not nor has it been a member of any "affiliated group" within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of law that filed or was required to file a consolidated, combined or unitary Tax Return, or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of law);

          (xiii) Except as set forth in Section 4.1(i) of the Company Disclosure Schedule, the Company has not: (A) agreed or requested permission to, nor is it required to, make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision thereof or similar provision of Law), nor has the IRS or any other Governmental Entity proposed any such adjustment; (B) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code); (C) made any payment or payments, is not obligated to make any payment or payments, nor is a party to (or participating employer in) any agreement or Employee Benefit Plan that could obligate it or Itron to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any comparable provision of foreign, state or local law); or that would otherwise not be deductible under Section 162 or 404 of the Code; (D) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (E) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax law; (F) incurred or assumed any liability for the Taxes of any person; (G) been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a distribution of stock intended to qualify for gain or income non-recognition under Section 355 of the Code;

          (xiv) the Company has never had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country;

          (xv) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

          (xvi) no claim has been made by a Governmental Entity in a jurisdiction where the Company does not file a Tax Return to the effect that the Company is or may be subject to taxation by that jurisdiction; and

          (xvii) the Company is not a party to, bound by or obligated under any allocation, indemnity, sharing or similar contract or arrangement (whether or not written) with respect to Taxes.

     (j)  COMPLIANCE WITH LAWS

     Except as set forth on Section 4.1(j) of the Company Disclosure Schedule, the Company holds all permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Entities that are required for the operation of the business of the Company as presently conducted and the ownership, operation, lease and holding by the Company of its respective properties and Assets (the "Company Permits"), except where the failure to hold such Company Permits would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the Company is in material compliance with the terms of the Company Permits and has not violated, failed to comply with, or received any written notice of any alleged violation of or failure to comply with, any statute, law, ordinance, regulation, rule, permit or Order of any Governmental Entity, any arbitration award or any judgment, decree or Order of any court or other Governmental Entity, applicable to the Company or its business, assets or operations.

     (k)  INTELLECTUAL PROPERTY

     Except as set forth on Section 4.1(k) of the Company Disclosure Schedule:

          (i) "Technical Information" means all tangible embodiments of technology, including computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, software, "look and feel," development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how and concepts. The Company is in possession of all Technical Information necessary to conduct the Business (collectively, the "Technology-Related Assets"). The intellectual property rights owned by the Company in Technology-Related Assets (the "Company Intellectual Property Rights"), together with the intellectual property rights granted to the Company in the Technology-Related Assets under third party licenses, constitute all intellectual property rights necessary to operate the Business as now conducted. Set forth on Section 4.1(k)(i) of the Company Disclosure Schedule is a true and complete list of all Company Intellectual Property Rights that are the subject of a registration filed with or recorded by any Governmental Entity (the "Company Intellectual Property Registrations").

          (ii) Section 4.1(k)(ii) of the Company Disclosure Schedule sets forth a list of all products marketed or distributed by the Company during the two years prior to the date of this Agreement (collectively, the "Products"). Solely to the extent that the following are the subject of proprietary rights protection pursuant to applicable law the Company owns all right, title and interest in and to the Technology-Related Assets and the following (except for any Third Party Technologies (as defined in Section 4.1(k)(iii)), free and clear of all encumbrances: (A) the Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (B) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (A) above; (C) any and all technology and work in progress related to the items set forth in clauses (A) and (B) above; and (D) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information of the Company related to the items set forth in clauses (A), (B), and (C) above (collectively, the "Technology"). The Technology, excluding the Third Party Technologies (as defined below), is sometimes referred to herein as the "Company Technology."

          (iii) Section 4.1(k)(iii) of the Company Disclosure Schedule sets forth a list of all Technology included in or distributed with the Company's Products for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all license agreements and other contracts pursuant to which the Company has the right to use Third Party Technologies, other than commercially available third-party Application Software (as defined below), used by the Company, or intended or necessary for use by the Company, with the Company Technology (such license agreements and other contracts, the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use, (subject to all restrictions expressly set forth in the Third Party Licenses) (A) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology and (B) all other Third Party Technology necessary for the conduct of the Business. Neither the Company nor, to the Company's Knowledge, any other party thereto is in default under any such Third Party License, nor to the Company's Knowledge has there occurred any event or circumstance that with notice or the passage of time or both would constitute a default or event of default on the part of the Company or, to the Company's Knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate, suspend or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder. As used herein, "Application Software" shall mean third-party software applications designed for use by end users and not included in or distributed with the Products; including, without limitation, end-user applications such as word processing and spreadsheet software, as well as operating system software for workstations and networks.

          (iv) To the Company's Knowledge, the Company has not conducted its Business, and has not used or enforced or failed to use or enforce the Company Intellectual Property Registrations, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Company Intellectual Property Registrations the Company has not taken or failed to take any action that would result in the forfeiture or relinquishment of any Company Intellectual Property Rights or Company Intellectual Property Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect on the Company. Except as set forth in Section 4.1(k)(iv) of the Company Disclosure Schedule or pursuant to non-exclusive licenses granted in the ordinary course of business (the forms of which have been provided to Itron), the Company has not granted to any third party any rights or permissions to use any of the Technology or the Company Intellectual Property Rights. Except pursuant to a written nondisclosure agreement set forth in Section 4.1(k)(ix) of the Company Disclosure Schedule,
(A) no third party has received any confidential information relating to the Technology or the Company Intellectual Property Rights and (B) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

          (v) (A) The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology or the Company Intellectual Property Rights or claiming that any other Person has any legal or beneficial ownership with respect thereto; (B) all the Company Intellectual Property Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use, and the Company has not received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the Company Intellectual Property Rights; and (C) to the Company's Knowledge, no other Person is infringing or misappropriating any part of the Company Intellectual Property Rights or otherwise making any unauthorized use of the Company Technology.

          (vi) Except as set forth in Section 4.1(k)(vi) of the Company Disclosure Schedule, (A) to the Company's Knowledge, the conduct of the Business does not infringe, violate or interfere with or constitute an appropriation of any copyright, trade secret, trademark or U.S. Patent of any Person, and there have been no claims made with respect thereto; and (B) the use of any of the Company Intellectual Property Rights in the Company's business does not infringe, violate or interfere with or constitute an appropriation of any copyright, trademark, trade secret or U.S. Patent of any other person or entity, and there have been no claims made with respect thereto. Except as set forth in
Section 4.1(k)(iii) of the

Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

          (vii) (A) Except as set forth on Section 4.1(k) of the Company Disclosure Schedule, the Company has not disclosed any source code regarding the Technology to any Person other than an employee or a consultant of the Company except pursuant to a written nondisclosure agreement as set forth in Section 4.1(k)(ix) of the Company Disclosure Schedule or an independent contractor subject to a written nondisclosure agreement; (B) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (C) neither the Company nor, to the Company's Knowledge with respect to Third Party Technologies, any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (D) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed on Section 4.1(k)(viii) of the Company Disclosure Schedule, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

          (viii) Section 4.1(k)(viii) of the Company Disclosure Schedule sets forth a list of all Internet domain names used in the Business (collectively, the "Domain Names"). The Company has, and immediately after the Effective Time of the Merger the Combination Company will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct the Business.

          (ix) None of the Company's officers, employees, consultants, distributors, agents, representatives or advisors has entered into any agreement relating to the Business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

          (x) Except as set forth in Section 4.1(k)(x) of the Company Disclosure Schedule, no Public Software forms part of the Technology or was or is used in connection with the development of any Technology, incorporated in whole or in part, or has been distributed, in whole or in part, in conjunction with any Technology.

          (xi) Except as set forth in Section 4.1(k)(xi) of the Company Disclosure Schedule, no Public Software forming part of the Technology is software that requires as a condition of use, modification and/or distribution of such software that other software distributed with such software: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no charge.

     (l)  NO DEFAULT

     The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of: (i) its Certificate of Incorporation or Bylaws; (ii) any Material Contract or Contractual Document, except any such defaults or violations that would not have a Material Adverse Effect on the Company; or (iii) any Order, statute, rule or regulation applicable to the Company, except any such defaults or violations that would not have a Material Adverse Effect on the Company. Section 4.1(l) of the Company's Disclosure Schedule sets forth, to the Company's Knowledge, all such defaults and violations as described in subsections (i), (ii), and (iii) set forth above.

     (m)  TRANSACTIONS WITH AFFILIATES

     Except as set forth in Section 4.1(m) of the Company Disclosure Schedule, since August 31, 2002, the Company has not purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company in the ordinary course), (i) any employee of the Company, (ii) any Company Stockholder,
(iii) any Person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with or by the Company or any officer, director or employee of the Company, or (iv) any member of the immediate family of any of the foregoing Persons.

     (n)  EMPLOYEE BENEFIT MATTERS

          (i) Employee Benefit Plan Listing. Section 4.1(n) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. Except as set forth in Section 4.1(n) of the Company Disclosure Schedule, the Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan, except to the extent such modification or amendment is required to be made in order to comply with applicable laws or to retain the tax-qualified or tax-favored status of an Employee Benefit Plan that intends to have such status. There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without material liability or expense.

          (ii) Documents Provided. The Company has delivered to Itron true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (A) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (B) all summary plan descriptions, summaries of material modifications and all employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (C) all contracts and agreements currently in effect (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (D) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (E) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in a material liability to the Company since the date of the most recently completed and filed annual report; (F) all correspondence that has been exchanged within the last three years with any governmental entity or agency relating to such Employee Benefit Plan; (G) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; and (H) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years.

          (iii) Compliance. With respect to each Employee Benefit Plan: (A) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in compliance with its terms and all applicable requirements of all applicable Laws, including, without limitation, ERISA, COBRA, HIPAA and the Code; (B) the Company (and each of its employees, officers and directors) and, to the Company's Knowledge, all other Persons (including, without limitation, all fiduciaries) have, at all times and in all material respects, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (C) neither the Company (nor any of its employees, officers or directors) nor, to the Company's Knowledge, any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable Law; (D) no transaction or event has occurred or, to the Company's Knowledge, is either threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (E) the Company has not incurred and there currently exists no condition or set of circumstances in connection with which the Company, the Combination Company, the Surviving Corporation or Itron could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable Law or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

          (iv) Qualification. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either (A) is the subject of an unrevoked favorable determination or opinion letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (B) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. Nothing has occurred or is reasonably expected by the Company to occur that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in
Section 416 of the Code.

          (v) Contributions, Premiums and Other Payments. All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

          (vi) Related Employers. The Company is not, and has never been, a member of (A) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (B) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (C) an affiliated service group, within the meaning of Section 414(m) of the Code, or (D) any other group of Persons treated as a single employer under Section 414(o) of the Code.

          (vii) Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements. The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (A) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, (B) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (C) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code,
Section 302 of ERISA or Title IV of ERISA, (D) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA or (E) a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code.

          (viii) Post-Employment Benefits. Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (A) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (B) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and
(C) deferred compensation that is accrued as a current liability on the Financial Statements.

          (ix) Suits, Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's Knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the Company's Knowledge, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review by the IRS, the DOL or any other Governmental Entity, and, to the Company's Knowledge, no such action has been threatened or proposed by the IRS, the DOL or any other Governmental Entity.

     (o)  EMPLOYMENT MATTERS

     Except as disclosed in Section 4.1(o) of the Company Disclosure Schedule:

          (i) the Company is not engaged in any unfair labor practice and has no material liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law;

          (ii) there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's Knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation;

          (iii) to the Company's Knowledge, no organizational efforts are presently being made or threatened by or on behalf of any labor union with respect to employees of the Company;

          (iv) no employee (or Person performing similar functions) of the Company is in violation of any nondisclosure agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party;

          (v) all employees of the Company are employed on an "at will" basis, and, to the Company's Knowledge, are eligible to work and are lawfully employed in the United States; and

          (vi) the Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours.

     (p)  ENVIRONMENTAL MATTERS

     The Company is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Company's property (real or personal) or the conduct of its business or Business, any applicable foreign, national, provincial and local statutes, laws, regulations, rules, ordinances, licenses, permits, judgments or orders of any governmental entity relating to environmental matters. The Business and operations of the Company are being conducted in compliance in all material respects with all limitations, restrictions, standards and requirements established under all environmental laws, and no facts or circumstances exist that impose, or, to the Company's Knowledge, with the passage of time, notice, cessation of operations or otherwise will impose, on the Company an obligation under environmental laws to conduct any removal, remediation or similar response action, at present or in the future.

     (q)  TITLE TO AND CONDITION OF PROPERTIES

     The Company has title to all of the Assets, free and clear of any material liens or restrictions that would preclude their current use, except: (i) liens of current taxes and assessments not yet delinquent; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to materialmen, warehousemen and the like; and (iii) matters disclosed in Section 4.1(q) of the Company's Disclosure Schedule. The Company does not own any real property and has a valid leasehold interest in its Leased Premises. Section 4.1(q) of the Company Disclosure Schedule sets forth all leases pursuant to which facilities are leased, occupied or used by the Company (as lessee). The Company has complied in all material respects with the terms of all leases for the Leased Premises, and all such leases are in full force and effect. The Company's offices, facilities and other structures and the Company's personal property are adequate for the conduct of the Business and, to the Company's Knowledge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or may prospectively prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the real property for the conduct of the business as presently conducted. The Company has received all necessary approvals with regard to occupancy of the real property. The Company has delivered to Itron true and complete copies of all leases, subleases, rental agreements, contracts for sale, tenancies or licenses relating to the real property and personal property.

     (r)  UNDISCLOSED LIABILITIES

     Except as (i) disclosed in Section 4.1(r) of the Company Disclosure Schedule, (ii) directly incurred in connection with the execution of this Agreement, or (iii) permitted to be incurred pursuant to Section 6.3 (each of which exceptions under (ii) and (iii) of this

Section 4.1(r) is reflected or properly reserved against in the Financial Statements), as of August 31, 2002, the Company had not, and since such date the Company has not, incurred (except in the ordinary course of business) any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

     (s)  INSURANCE

     Section 4.1(s) of the Company Disclosure Schedule accurately lists in reasonable detail all material insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including Leased Premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

     (t)  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither the Company nor, to the Company's Knowledge, any director, officer, agent or employee has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Neither the Company nor, to the Company's Knowledge, any current director, officer, agent or employee has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters. The Company has not received any notice that any transaction was improper or unlawful within the meaning of this Section 4.1(t).

     (u)  BANK ACCOUNTS

     Section 4.1(u) of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     (v)  GOVERNMENT CONTRACTS

     The Company has never been, nor as a result of the consummation of the transactions contemplated by this Agreement will it be, suspended or debarred from bidding on contracts or subcontracts for any agency of the United States government or any foreign government, nor to the Company's Knowledge has such suspension or debarment been threatened or action for suspension or debarment been commenced.

     (w)  ORDERS; COMMITMENTS; WARRANTIES AND RETURNS

     Section 4.1(w) of the Company Disclosure Schedule contains a reasonable estimate as of August 31, 2002 of the Company's total backlog (including all accepted and unfulfilled service contracts) and the aggregate of all outstanding purchase orders issued by the Company (which aggregates include all material contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Section 4.1(w) of the Company Disclosure Schedule sets forth the warranties of the Company currently made with respect to its Business, products and services, and current policies with respect to returns of products in the course of the Company's conduct of the Business. Except as set forth on
Section 4.1(w) of the Company Disclosure Schedule , the Company has not made any express warranties in connection with the sale of its products and services. Claims against the Company for warranty costs (individually or in the aggregate) with respect to products and services during each of the last three fiscal years did not exceed $50,000 and there are no outstanding or, to the Company's Knowledge, threatened claims for any such warranty costs that would exceed $20,000 (individually or in the aggregate). As used above, the term "warranty costs" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

     (x)  ACCOUNTS RECEIVABLE

     All accounts receivable of the Company reflected in the Final Closing Balance Sheet ("Accounts") will represent amounts due for services performed or sales actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves and allowances reflected in the Preliminary Closing Balance Sheet will be adequate and calculated consistent with past practices. All Accounts existing and remaining unpaid at the time of Closing will be fully collectible by Itron, net of the bad debt reserves on the Preliminary Closing Balance Sheet.

4.2  REPRESENTATIONS AND WARRANTIES OF ITRON AND THE COMBINATION COMPANY

     Itron and the Combination Company each represents and warrants to, and agrees with, the Company as herein set forth below. Such representations and warranties shall be deemed to be made as of the date hereof and as of the Closing Date. Disclosure of an item in response to one section of this Agreement shall constitute disclosure and response to every section of this Agreement, notwithstanding the fact that no express cross-reference is made.

     (a)  ORGANIZATION; STANDING AND POWER

     Itron and the Combination Company are each respectively corporations duly organized and validly existing under the laws of the State of Washington and the State of Delaware. Each of Itron and the Combination Company has the requisite corporate power and authority to enter into and perform its obligations under the Operative Documents to which Itron or the Combination Company is a party, and to consummate the transactions contemplated hereby and thereby. The Combination Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with the transactions contemplated hereby, the Combination Company has no material assets or liabilities of any type.

     (b)  COMBINATION COMPANY CAPITAL STRUCTURE

     The authorized capital stock of the Combination Company consists of One Thousand (1,000) shares of common stock, $.001 par value, and no shares of preferred stock. As of the date of this Agreement, One Thousand (1,000) shares of the Combination Company's common stock are issued and outstanding in the name of Itron, and no other shares of capital stock of the Combination Company are issued and outstanding. All outstanding shares of capital stock of the Combination Company are validly issued, fully paid and nonassessable and not subject to preemptive or other similar rights.

     (c)  AUTHORITY; NON-CONTRAVENTION

          (i) The Board of Directors of Itron and the Combination Company, respectively, have approved the Merger and the Operative Documents and determined the Merger and the Operative Documents to be in the best interests of Itron and the Combination Company and their respective stockholders. Itron and Combination Company, respectively, have the requisite corporate power and authority to enter into the Operative Documents and to consummate the transactions contemplated hereby. The execution and delivery of the Operative Documents by Itron and the Combination Company and the consummation by Itron and Combination Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Itron and Combination Company, respectively. The Operative Documents have been duly and validly executed and delivered by Itron and the Combination Company and constitute valid and binding obligations of Itron and the Combination Company, respectively, enforceable against Itron and the Combination Company in accordance with their terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and the application of general principles of equity, (y) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (z) the enforceability of any identification provision contained herein may be limited by applicable federal or state securities laws.

          (ii) The execution, delivery and performance of the Operative Documents by Itron do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not, conflict with, or result in or constitute a violation of or any default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate or cancel or give rise to a right of termination, cancellation or acceleration with respect to (x) the Articles or Certificate of Incorporation or the Bylaws of Itron or the Combination Company or any provision of the comparable organizational documents of any of their respective subsidiaries, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license to which Itron is a party or by which it or any of its properties or assets is bound, except any such violation or default that, individually or in the aggregate, would not have a Material Adverse Effect on Itron, or (z) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Itron or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (y), for any immaterial defaults, conflicts or violations. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to Itron or any of its subsidiaries in connection with the execution and delivery of this Agreement by Itron or the consummation by Itron of the transactions contemplated hereby, except for (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Merger Filing with and approval by the Delaware Secretary of State with respect to the Merger as provided in the DGCL, (C) the filing of HSR notification materials with and approval by the Federal Trade Commission or Department of Justice, as applicable, with respect to the Merger, (D) appropriate documents with the relevant authorities of other states in which Itron and the Combination Company are qualified to do business and such other consents, approvals, Orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states, (E) and such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole, and (F) any filings required by Nasdaq or the NASD. No vote of the shareholders of Itron is necessary or required to approve or consummate any of the transactions contemplated hereby. The affirmative vote of Itron, as the sole stockholder of

Combination Company, is the only vote of the holders of any class or series of capital stock of the Combination Company necessary to approve the transaction contemplated hereby.

          (iii) The Board of Directors of Itron has approved the Investment and has determined the Investment to be in the best interests of Itron and its stockholders. Itron has the requisite power and authority to enter into the Stock Purchase Agreement and consummate the transactions contemplated thereby. The execution, delivery and performance of the Stock Purchase Agreement by Itron will not, and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not, conflict with, or result in or constitute a violation or any default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate with respect to (x) the Articles or Certificate of Incorporation or the Bylaws of Itron or any comparable organizational documents of any of its subsidiaries, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession , franchise or license to which Itron is a party or by which it or any of its properties or assets is bound or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Itron or any of its subsidiaries or their respective properties or assets.

     (d)  BROKERS

     Other than Wachovia Corporate Services, Inc., Itron has not employed any broker, investment banker or other Person entitled to receive any investment banking, broker's, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

     (e)  NO IMPLIED WARRANTIES

     Itron makes the specific representations and warranties contained in this Agreement; there are no implied representations or warranties. This Agreement and the Exhibits and Schedules hereto, taken as a whole, do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein as to Itron not misleading.

     (f)  LITIGATION

     There is no claim, suit, action, proceeding or investigation pending or, to Itron's Knowledge, threatened against or affecting Itron or any of its subsidiaries that could have a Material Adverse Effect on Itron and its subsidiaries, and there is no claim, suit, action, proceeding or investigation pending, or to Itron's Knowledge, threatened against Itron or the Combination Company that could prevent or materially delay the ability of Itron or the Combination Company to consummate the transactions contemplated by the Operative Documents, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Itron or the Combination Company having any such effect.

     (g)  SEC REPORTS

     Itron has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed after October 1, 2002 are referred to herein as "Itron SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of Itron SEC Reports have been made available to the Company. As of their respective dates, Itron SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h)  FINANCING

     Itron has entered into a commitment letter , dated as of January 18, 2003 (the "Commitment Letter"), with Wells Fargo Bank, National Association ("Wells Fargo") wherein Wells Fargo commits to provide One Hundred percent (100%) of certain loans in an aggregate amount of up to One Hundred and Five Million Dollars ($105,000,000) of which Fifty Million Dollars ($50,000,000) will be made available in connection with the transactions contemplated by this Agreement (together with the other credit accommodations under the credit agreement, the "Debt Financing"). A true and complete copy of the Commitment Letter has been delivered to Shadow. The Debt Financing together with Itron's existing financial resources are sufficient to enable Itron to perform its obligations under this Agreement.

     (i)  U.S. TREASURY DEPARTMENT REPRESENTATION

     Itron and Combination Company acknowledge that U.S. federal regulations and executive orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engaging in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. Itron and Combination Company represent and warrant as follows: (i) all evidence of identity provided herein is genuine and all related information furnished is accurate; (ii) the funds tendered for the purchase of the securities hereunder are not directly or indirectly derived from activities that may contravene federal, state, or international laws and regulations, including anti-money laundering laws; (iii) neither Itron, Combination Company nor any person controlling, controlled by, or under common control with, Itron, Combination Company or any person having a beneficial interest in Itron or Combination Company or providing financing to Itron or Combination Company to consummate the transaction contemplated by this Agreement, or for whom Itron or Combination Company is acting as agent or nominee in connection with the transaction contemplated by this Agreement, is
(A) a country, territory, person, or entity named on an OFAC list, or (B) a person or entity that resides or has a place of business in a country or territory named on such lists or which is designated as a non-cooperative jurisdiction by the Financial Action Task Force on Money Laundering; and (iv) neither Itron nor Combination Company is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure within the meaning of the USA Patriot Act of 2001.

     (j)  COMPLIANCE WITH LAWS

     Itron holds all permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Entities that are required for the operation of the business of Itron as presently conducted and the ownership, operation, lease and holding by Itron of its respective properties and Assets (the "Itron Permits"), except where the failure to hold such Itron Permits would not have a Material Adverse Effect on Itron. To Itron's Knowledge, Itron is in material compliance with the terms of the Itron Permits and has not violated, failed to comply with, or received any written notice of any alleged violation of or failure to comply with, any statute, law, ordinance, regulation, rule, permit or Order of any Governmental Entity, any arbitration award or any judgment, decree or Order of any court or other Governmental Entity, applicable to the Itron or its business, assets or operations.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees (except as expressly contemplated by this Agreement or with Itron's prior written consent (with e-mail consent deemed sufficient for such purposes), which will not be unreasonably withheld or delayed) that:

5.1  CONDUCT OF BUSINESS

     The Company shall carry on its business in the usual and ordinary course in substantially the same manner as heretofore conducted (unless doing so would cause harm to the Company or any of its personnel) and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants, and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. The Company shall not:

     (a) grant any severance or termination pay to any officer, director or any employee of the Company without consulting with Itron on the identity and number of Shadow employees that will be terminated, as well as the amount of severance to be paid, the result of such consultation being agreed to by Itron (which agreement shall not be unreasonably withheld);

     (b)  commence a lawsuit other than (i) for the routine collection of bills,
(ii) in such cases where the Company in good faith determines that failure to commence suit would result in a material impairment of the Company's business, or (iii) for a breach of this Agreement;

     (c) enter into any agreement, contract, or commitment that extends for a period of greater than one (1) year beyond the date of this Agreement or that obligates the Company to pay aggregate gross amounts in excess of $50,000, except for (i) purchases in the ordinary course of business, (ii) draw-downs from the Company's existing revolving credit facility with Silicon Valley Bank,
(iii) draw-downs under the Bridge Notes, or (iv) agreements, contracts, or commitments between the Company and its existing or new customers;

     (d) except in the ordinary course of business consistent with past practice, enter into one or more agreements, contracts, or commitments with customers, that extend for a period of greater than one (1) year beyond the date of this Agreement or that may produce for the Company proceeds to the Company in amounts in excess of $100,000;

     (e) fail, except for adequate replacement policies, to maintain in full force and effect each insurance policy listed on Section 4.1(s) of the Company's Disclosure Schedule; or

     (f)  make any capital expenditures in excess of $50,000;

provided, however, that the foregoing items (a) through (f) shall not prevent the Company from performing the following in connection with or in anticipation of the Closing: (i) paying off the Bridge Note Amount, (ii) delivering the Company-Paid Bonus Portion to the Company Payroll Agent and (iii) paying off the SVB Loan Amount and terminating the SVB Loan.

5.2  DIVIDENDS; CHANGES IN CAPITAL STOCK

     The Company shall not: (i) declare or pay any dividends on or make any other distributions in respect to any of its capital stock; or (ii) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution of shares of its capital stock.

5.3  ISSUANCE OF SECURITIES

     The Company shall not issue, deliver, or sell, or authorize, propose, or agree or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any securities convertible into its capital stock or, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it to issue any such shares, or other convertible securities; provided, however, nothing herein shall prevent the Company from (a) issuing Company Stock on the valid conversion of the Bridge Notes or exercise of any existing option or warrant to purchase shares of Company Common Stock, or (b) granting options to purchase Company Shares in the ordinary course of business.

5.4  GOVERNING DOCUMENTS

     Except as may be necessary to consummate the Merger, the Company shall not amend its Certificate of Incorporation or Bylaws.

5.5  NO ACQUISITIONS

     The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof.

5.6  NO DISPOSITIONS

     The Company shall not sell, lease, license, transfer, mortgage, encumber, or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business or in amounts that are not material to the Business Condition of the Company.

5.7  INDEBTEDNESS

     The Company shall not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the ordinary course of business or in amounts that are not material to the Business Condition of the Company; provided, however, that nothing in this Section 5.7 shall be interpreted to prohibit borrowing by the Company pursuant to its existing lines of credit or the Bridge Notes.

5.8  CLAIMS

     The Company shall not settle any proceeding, except in the ordinary course of business or in amounts that are not material, individually or in the aggregate, to the Business Condition of the Company.

5.9  OTHER ACTIONS

     The Company shall not take any action that would cause or constitute a material breach of any of the representations and warranties set forth in
Section 4 or that would cause any of such representations and warranties to be inaccurate in any material respect.

                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS

6.1  STOCKHOLDER APPROVAL

     (a) The Company shall, subject to Section 6.1(b), as soon as practicable following the execution and delivery of this Agreement, convene and hold a meeting of the Company Stockholders for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby (and any other proper purpose as may be set out in the notice for such meeting) (the "Company Stockholders Meeting").

     (b) The Company shall keep Itron and its counsel apprised of the status of matters relating to the Company Stockholders Meeting and will promptly furnish copies to Itron and its counsel of any documents to be sent to the Company Stockholders. The Company will comply with all applicable provisions of the DGCL and CCC with respect to dissenters' and appraisal rights.

     (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

6.2  ACCESS TO INFORMATION; CONFIDENTIALITY

     (a) Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Itron, reasonable access during normal business hours during the period from the date hereof to the Effective Time of the Merger, to all of its properties, books, contracts, commitments and records. During such period the Company shall furnish promptly to Itron all other information concerning the Company and its Business, properties and personnel as Itron may reasonably request; provided, however, that notwithstanding the foregoing provisions of this Section 6.2 or any other provision of this Agreement, the Company shall not be required to provide to Itron any information that is subject to a confidentiality agreement and that relates primarily to a party other than the Company. Itron agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section 6.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. That certain letter agreement, dated as of March 28, 2002 by and between the Company and Itron (the "Confidentiality Agreement"), shall apply with respect to information furnished by the Company and its respective representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

     (b) Neither the Company nor Itron shall issue any statement or communication to the public or press regarding this Agreement or the proposed Merger without the prior written consent and approval of the other party, except as otherwise provided in Section
6.5. If this Agreement is terminated pursuant to Article VIII by either the Company or Itron, the proposed terms of the Merger and all Merger related discussions shall remain confidential and shall not be disclosed to any Person without the consent of the other party except as may be required by law or regulatory authorities.

6.3  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION

     (a) Upon the terms and subject to the conditions set forth in this Agreement and otherwise provided in this Section 6.3, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, each of the Company and Itron and its respective Board of Directors shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

     (b) The Company shall give prompt notice to Itron, and Itron shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

6.4  FEES AND EXPENSES

     Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.5  PUBLIC ANNOUNCEMENTS

     Itron and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. Except to the extent deemed necessary by Itron to comply with SEC or Nasdaq disclosure requirements, the parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed in writing upon prior to the issuance thereof.

6.6  AGREEMENT TO DEFEND

     In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

6.7  OTHER ACTIONS

     Except as contemplated or otherwise permitted by this Agreement, neither Itron nor the Company shall, nor shall Itron permit any of its subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in
Article VII not being satisfied.

6.8  THE COMBINATION COMPANY

     Itron shall cause the Combination Company to approve and adopt, and to perform its obligations in accordance with, this Agreement and shall take any and all steps reasonably necessary to cause the Combination Company to effect the transactions contemplated hereby.

6.9  EMPLOYEE MATTERS AND PAYMENTS

     (a) Each of the Employee Benefit Plans of the Company shall be terminated prior to or concurrent with the Effective Time of the Merger, including without limitation, the Company Stock Option Plan, provided, however, that (i) the Company's 401(k) plan shall be terminated prior to the Closing Date pursuant to resolutions of the Company's Board of Directors (the form and substance of such resolutions shall be subject to advance review and approval by Itron), and (ii) the Company's plans that are listed on Section 4.1(n) of the

Company Disclosure Schedule as "Surviving Plans" shall survive the Effective Time of the Merger and terminate upon the date stated in such plans. The Surviving Corporation or Itron shall pay the employer's portion of the costs of the Surviving Plans for all periods after the Effective Time of the Merger in accordance with the Company's ordinary course of business. Itron shall take commercially reasonable efforts to ensure that all Company employees that either remain with the Surviving Corporation or join Itron immediately after the Merger ("Continuing Employees") will be eligible to participate no later than 90 days after the Effective Time of the Merger in all of Itron's employee benefit plans that are available to Itron employees generally and on terms no less favorable than provided to similarly situated Itron employees, provided however that (A) Itron shall also take commercially reasonable efforts to ensure both that (I) Continuing Employees will continue to be covered by the Company's medical plans until the termination date of such plans, and (II) Continuing Employees will become eligible to participate in Itron's 401(k) plan within 30 days after the Effective Time of the Merger, and (B) no Continuing Employee will be allowed to participate in both a Company benefit plan and a similar benefit plan of the Surviving Corporation or Itron at the same time (e.g., the Company's medical plans and Itron's medical plans). Continuing Employees shall be credited for prior service with the Company for purposes of (i) participation and vesting in Itron's 401(k) plan and (ii) participation in Itron's dental plan and coverage levels for preventive and basic dental care and (iii) calculation of vacation and sick leave amounts. In addition, Continuing Employees may carry over up to 240 hours of their accrued but unused paid time off as vacation. Itron shall use commercially reasonable efforts to cause its medical, dental, life, and disability plan providers to allow waiver of pre-existing conditions with respect to a Continuing Employee and his or her eligible dependents to the extent that the Continuing Employee and his or her eligible dependents are covered under a similar medical, dental, life or disability plan, as applicable, of the Company.

     (b) Notwithstanding anything in Article V or Article VI to the contrary, Itron will make closing bonus and retention payments to the Company's existing employees as set forth in Section 6.11.

     (c) On the first Business Day after the Effective Time of the Merger, Itron shall offer Continuing Employees options to acquire common stock of Itron on substantially the same basis as granted to Itron's current employees, provided, however, that the aggregate amount of such options granted to Continuing Employees shall not exceed the right to acquire 260,000 shares of Itron common stock. The number of options to be granted to each Continuing Employee shall not be based upon a formula, but shall be determined in consultation with the Company's management. The terms of such options shall provide, among other things, for a three-year vesting period and full vesting and exercisability of the options if the Continuing Employee is terminated without cause or constructively terminated without cause (as such terms are defined in the option documents) within one year of the Closing. Itron has on file an effective Registration Statement on Form S-8 with respect to the granting of such options as is provided for in this Section 6.9(c), and Itron has reserved for issuance a sufficient number of shares to cover any options granted pursuant to this Section 6.9(c).

     (d) As soon as practicable following the execution of this Agreement and prior to the Closing, the parties agree to evaluate the expected need for employees of the Company and its successor as a result of the consummation of the Merger. Itron and the Company agree to consult on the number and identity of Company employees to be terminated at anytime during the period from the date hereof up to and including the Effective Time of the Merger (each a "Terminated Employee") and the amounts of severance to be paid to such employees. The parties agree that the Company shall make severance payments to the Terminated Employees, and such severance payments shall be excluded from the calculation of Net Working Capital as set forth on Schedule 3.1(d). The parties agree that Itron shall make severance payments to those Continuing Employees who are terminated without cause within twelve (12) months after the Effective Time of the Merger, and such severance payments shall be comparable to those currently provided to Itron employees, with credit given for the respective Continuing Employee's length of employment and position with the Company (each a "Post-Closing Terminated Employee"). Terminated Employees and Post-Closing Terminated Employees shall remain eligible for payments from both the Company Bonus Plan and the Itron Bonus Plan (as applicable and subject to the terms of such plan).

6.10 TAX MATTERS

     (a) The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns that are required to be filed by or with respect to the Company prior to the Closing Date and shall pay any Taxes due with respect to such Tax Returns.

     (b) Itron shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all taxable periods that begin before the Closing Date but end on or after the Closing Date and for all taxable periods that end on or before the Closing Date for which Tax Returns are not required to be filed prior to the Closing Date. The Stockholders' Representative shall remit (or cause to be remitted) from the escrow provided in Section 3.1(c) any Taxes due with respect to such Tax Returns, which are properly allocated a taxable period (or portion thereof) ending on or prior to the Closing Date to the extent such Taxes are not reserved for on the Final Closing Balance Sheet. Itron shall permit the Stockholders' Representative to review and comment on each such Tax Return no later than thirty (30) days prior to the filing date of such Tax Return and shall make such revisions to such Tax Returns as are reasonably requested by the Stockholders' Representative.

     (c) The Stockholders' Representative shall cooperate fully, as and to the extent reasonably requested by Itron, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation or other proceeding with respect to Taxes of the Company, and shall make available to Itron and to any Governmental Entity, as reasonably requested in connection with any Tax Return described in Section 6.10, all information relating to any Taxes or Tax Returns of the Company. Such cooperation shall also include, without limitation, the retention and (upon the other party's reasonable request) the provision of records and information that are reasonably relevant to any such Tax Return, audit, litigation or other proceeding.

     (d) For purposes of this Agreement, Taxes shall be computed based on the closing of the books method as of the end of the Closing Date; provided, however, that exemptions, allowances and deductions (such as depreciation deductions) calculated on an annual basis shall be prorated on a per diem basis, and provided further, in the case of any Tax imposed upon the ownership or holding of real or personal property, such Taxes shall be prorated based on the percentage of the actual period to which such Taxes relate that precedes the Closing Date.

6.11 ADDITIONAL EMPLOYEE PAYMENT POOL

     Itron shall provide for payments in an aggregate amount of up to $3,499,847 (the "Additional Employee Payment Pool") to Former Company Employees, Continuing Employees and designated consultants. The amount and terms of the payment or payments to be allocated to each Former Company Employee, Continuing Employee and designated consultants shall be as set forth in Schedule 6.11. The Company and Itron anticipate that of the Additional Employee Payment Pool, (i) up to a total of $1,976,316 will be distributed to Former Company Employees and designated consultants within ten (10) Business Days after the Closing in payment for services performed prior to the Effective Time of the Merger, (ii) up to a total of $781,950 will be distributed to Continuing Employees who remain employed by the Surviving Corporation or Itron 12 months after the Closing (such 12-month period after Closing, "Year One"), and (iii) up to a total of $741,581 will be distributed to Continuing Employees who remain employed by the Surviving Corporation or Itron from the end of Year One to the date 24 months after the Closing (such 12-month period after Year One, "Year Two"). To the extent that any Continuing Employee is terminated without Cause or is Constructively Terminated in Year One or Year Two, such Continuing Employee shall receive, in addition to any severance otherwise provided for by Itron, the amount of payment from the Additional Employee Payment Pool that he or she would have received had he or she remained employed until the end of the relevant 12-month period in which he or she is terminated.

6.12 PARACHUTE PAYMENTS

     The Company and Itron will use their best efforts to ensure that no payment in connection with the employment arrangements contemplated in Sections 6.9 and
6.11 constitutes an "excess parachute payment" as defined in Section 280G of the Code (or any comparable provision of foreign, state or local laws).

6.13 INDEMNIFICATION

     (a) From and after the Effective Time of the Merger, the Surviving Corporation and Itron and any of their respective successors or assigns will fulfill and honor in all respects the obligations of the Company (to the extent that the Company would have such obligations if the Merger had not occurred) to indemnify and hold harmless the Company's and its subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Indemnified Personnel") against all claims, losses, liabilities, damages, judgments, fines and fees, costs and expenses, including attorneys' fees and disbursements and amounts paid in settlement, incurred in connection with any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Personnel is or was an officer, director, employee or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time of the Merger, to the fullest extent permitted under applicable law.

     (b) In the event that Itron or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Itron or the Surviving Corporation, as applicable, shall make or cause to be made proper provision so that the successors and assigns of Itron or the Surviving Corporation, as applicable, assume the indemnification obligations of Itron or the Surviving Corporation, as applicable, under this Section 6.13 for the benefit of the Indemnified Personnel.

6.14 COMPANY BONUS PLAN

     The Company may, prior to the Effective Time of the Merger, create a bonus plan for its employees (the "Company Bonus Plan") to provide cash bonus payments to employees for services previously rendered to the Company and rendered in connection with the Merger (the aggregate of such bonus payments constituting the "Bonus Pool Amount"). Such bonus payments will be made, and the Company Bonus Plan will terminate, upon the Effective Time of the Merger, and no additional bonus payments will be made thereafter. The Bonus Pool Amount shall not exceed $2,000,000.

6.15 COOPERATION IN CONNECTION WITH COMPANY LEASES

     In connection with the Company's planned termination of the SVB Loan immediately prior to the Effective Time of the Merger, the Company and Itron shall cooperate to obtain replacement letters of credit from Itron's lender to satisfy the conditions of the Company's leases listed in Section 4.1(q) of the Company Disclosure Schedule.

6.16 FINANCING ARRANGEMENTS

     Itron will use its best efforts to satisfy the conditions precedent to borrowing under the credit agreement entered into in connection with the Commitment Letter and to obtain the Debt Financing on the terms set forth in such credit agreement . Itron's chief financial officer shall keep Shadow's chief financial officer informed as to the status of the Debt Financing through status reports, which may be delivered orally or in writing and which shall be provided at least every five (5) Business Days, with the first status report to be provided not later than the fifth Business Day following the date hereof. Itron shall provide to the Company a true and complete copy of the credit agreement at the time that Itron enters into such credit agreement.

6.17 COMPANY COMPLIANCE FILING

     Prior to the Closing Date, the Company shall use commercially reasonable efforts to file with the IRS a request for a compliance statement(s) under the IRS's Employee Plan Compliance Resolution System, described in Revenue Procedure 2002-47, addressing applicable compliance failures with respect to the Company's, SRC Systems, Inc. 's and EPS Solutions, Inc.'s defined contribution plans.

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  GOVERNMENTAL ENTITY APPROVALS

     All filings required to be made prior to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time of the Merger from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a Material Adverse Effect on the Company or Itron (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

     (b)  NO INJUNCTIONS OR RESTRAINTS

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

     (c)  HART SCOTT RODINO ACT

     The applicable waiting period, together with any extensions thereof, under the Hart Scott Rodino Act shall have expired or been terminated

7.2  CONDITIONS TO ITRON OBLIGATIONS

     The obligation of Itron to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  STOCKHOLDER APPROVAL

     The Company shall have delivered evidence of the Company Stockholder Approval in form satisfactory to Itron.

     (b)  COMPLIANCE

     The agreements and covenants of the Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Itron shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c)  CERTIFICATIONS

     The Company shall have furnished Itron with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company as of the execution of this Agreement approving this Agreement and the consummation of the Merger and the transactions contemplated hereby. Copies of the Company's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

     (d)  REPRESENTATIONS AND WARRANTIES TRUE

     The representations and warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date) shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality and/or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on the Company, and Itron shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company.

     (e)  CONSENTS; RELATED MATTERS

     Itron shall have received evidence, in form and substance reasonably satisfactory to it, that the parties hereto have obtained such licenses, permits, consents (including those consents and prior written approvals for the assignment of each of the Material Contracts), approvals, authorizations, qualifications and Orders as set forth on Schedule 7.2(e) (collectively, the "Company Consents"), and the Company and Itron have mutually determined that such Company Consents shall include all such licenses, permits, consents, approvals, authorizations, qualifications and Orders as are reasonably necessary in connection with the transactions contemplated hereby, including the ultimate merger, if any, of the Surviving Corporation with and into Itron, except such Company Consents which are not, individually or in the aggregate, material to the Surviving Corporation, or the failure of which to have received would not (as compared to the situation in which such Company Consent had been obtained) have a Material Adverse Effect on the Surviving Corporation, or Itron, or both after giving effect to the Merger and the ultimate merger, if any, of the Surviving Corporation with and into Itron.

     (f)  COMPANY COUNSEL OPINION

     Itron shall have received an opinion dated the Closing Date of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in the form of Exhibit E attached hereto.

     (g)  NO LITIGATION

     There shall not be pending or threatened any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Itron or any of its subsidiaries any damages that are material in relation to Itron and its subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation of any material portion of the business or assets of the Company, or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation from effectively controlling in any material respect the business or operations of the Company.

     (h)  ESCROW AGREEMENT

     The Stockholders' Representative, on behalf of the Company Stockholders, and the Escrow Agent shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit A.

     (i)  TERMINATION OF CERTAIN AGREEMENTS

     Any and all stockholder agreements, rights of refusal, co-sale rights, registration rights or voting trusts or other voting agreements (other than pursuant hereto) for the benefit of the holders of Company Stock, or stock purchase rights relating to securities of the

Company, all as set forth in the Company Disclosure Schedule, shall have been terminated without cost to the Company, the Surviving Corporation or Itron.

     (j) EXERCISE OR TERMINATION OF WARRANTS AND STOCK PURCHASE RIGHTS; CONVERSION OF CONVERTIBLE SECURITIES

     Any and all Company Warrants, Company Options and rights to purchase securities of the Company, and any and all securities and notes convertible at any time into Company Stock, vested and unvested, and regardless of restrictions on exercise or conversion, for Company Stock shall have been exercised, converted, repurchased, terminated or paid, as the case may be, immediately prior to the Effective Time of the Merger.

     (k)  DISSENT RIGHTS

     The holders of not more than five percent (5%) of all Company Stock shall have exercised Dissent Rights.

     (l)  CONSENTS TO JURISDICTION

     By executing a Support Agreement or a form of consent reasonably acceptable to Itron, the holders of at least sixty percent (60%) of all shares of Company Stock outstanding immediately prior to the Effective Time of the Merger shall have consented to personal jurisdiction in Alameda County, California, in connection with any action that may be brought by Itron or the Surviving Corporation for purposes of determining any right of Itron or the Surviving Corporation to indemnification for any breach or claim of breach of the representations and warranties contained Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i).

     (m)  FINANCING

     Itron shall have funds available under the credit facility or facilities as such credit facility or facilities are described in Section 4.2(h) herein and shall have the necessary authorization to draw down funds from such credit facility or facilities.

     (n)  TERMINATION OF CHANGE OF CONTROL AGREEMENTS

     Any and all Change of Control Agreements, all as set forth in the Company Disclosure Schedule, shall have been terminated prior to the Effective Time of the Merger.

7.3  CONDITIONS TO COMPANY OBLIGATIONS

     The obligation of the Company to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a)  COMPLIANCE

     The agreements and covenants of Itron and the Combination Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of Itron and the Combination Company by the chief executive officer and the chief financial officer of Itron and the Combination Company to such effect.

     (b)  CERTIFICATIONS

     Itron shall have furnished the Company with a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of Itron and the Combination Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby.

     (c)  REPRESENTATIONS AND WARRANTIES TRUE

     The representations and warranties of Itron and the Combination Company contained in this Agreement (other than any representations and warranties made as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date) shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or the phrase "Material Adverse Effect," in which case it shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except where the failure of such representation or warranty to be true and correct would not, individually or on an aggregate basis, have a Material Adverse Effect on Itron and its subsidiaries, taken as a whole, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of Itron and the Combination Company by the chief executive officer or the chief financial officer of Itron.

     (d)  ITRON COUNSEL OPINION

     The Stockholders' Representative shall have received an opinion dated the Closing Date of Perkins Coie LLP, counsel to Itron and the Combination Company, in the form of Exhibit F attached hereto.

     (e)  NO LITIGATION

     There shall not be pending or threatened any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, the Surviving Corporation or any of their respective subsidiaries any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its subsidiaries of any material portion of the business or assets of the Company, or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

     (f)  SUFFICIENT FUNDS

     Itron shall have funds sufficient to enable it to perform its obligations under this Agreement.

                                  ARTICLE VIII.
                        TERMINATION, AMENDMENT AND WAIVER

8.1  TERMINATION

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger pursuant to the following.

     (a)  By mutual written consent of Itron and the Company.

     (b)  By either Itron or the Company:

          (i) if the Company Stockholders fail to give any required approval of the Merger and the transactions contemplated hereby at the Company Stockholder Meeting or other duly held meetings of the Company Stockholders;

          (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an Order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

          (iii) if the Merger shall not have been consummated on or before February 28, 2003; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date.

     (c)  by Itron

          (i) if the Company (x) breaches in any material respect any of its representations or warranties herein such that the condition set forth in
Section 7.2(d) cannot be satisfied within twenty (20) calendar days following receipt by the Company of notice of breach, or (y) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement within twenty (20) calendar days following receipt by the Company of notice of breach, if such failures result in or would reasonably be expected to result in a Material Adverse Effect on the Company;

          (ii) if, in response to the public announcement or disclosure of any Takeover Proposal, the Company fails to hold within thirty (30) calendar days the Company Stockholders Meeting or other duly called meeting of the Company Stockholders to approve the Merger; or

          (iii) if, (x) the Board of Directors of the Company or any committee thereof shall have recommended to the Company's stockholders a Superior Proposal, (y) the Board of Directors of the Company or any committee thereof shall have resolved to do the foregoing, or (z) a Superior Proposal is consummated or an agreement with respect to a Superior Proposal is executed.

     (d)  by the Company

          (i) if Itron (x) breaches in any material respect any of its representations or warranties herein such that the condition set forth in
Section 7.3(c) cannot be satisfied within twenty (20) calendar days following receipt by Itron of notice of breach, or (y) fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement within twenty (20) calendar days following receipt by Itron of notice of breach, if such failures result in or would reasonably be expected to result in a Material Adverse Effect on Itron; or

          (ii) for purpose of accepting a Superior Proposal; provided, that such termination under this Section 8.1(d) shall not be effective unless the Company provides Itron with at least two (2) Business Days prior written notice before terminating this Agreement, which notice shall be accompanied by a copy of the proposed acquisition agreement with respect to the Superior Proposal that the Company proposes to accept.

8.2  EFFECT OF TERMINATION; FEES AND INVESTMENTS

     (a) In the event of termination of this Agreement by either the Company or Itron as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any current or future liability or obligation on the part of Itron or the Company, other than the confidentiality provisions of Sections 6.2, 6.4, 6.5, the investment and fee provisions of this Section 8.2 and the provisions of Article IX. Except as provided in Section 8.2(e), any termination of this Agreement pursuant to Section 8.1 shall not relieve any party hereto for liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party. Notwithstanding and in addition to the foregoing, if Itron or the Company terminates this Agreement following a breach hereof by the other party, in accordance with Sections 8.1(c)(i) or 8.1(c)(ii) or Section 8.1(d)(i), respectively, such breaching party shall reimburse the non-breaching party for all of its reasonable out-of-pocket expenditures incurred in connection with this Agreement.

     (b) Itron shall make an investment in the Company (the "Investment") on the terms set forth in the Common Stock Purchase Agreement attached hereto as Exhibit G (the "Stock Purchase Agreement") within ten (10) Business Days after written demand by the Company if this Agreement is terminated by Itron or the Company pursuant to Section 8.1(b)(iii) above, and, at the time of such termination, all conditions in Sections 7.1 and 7.2 have been satisfied other than Itron having the Debt Financing to enable it to perform its obligations under this Agreement; provided, however, the requirement that the Company Consents be obtained for the ultimate merger of the Surviving Corporation into Itron shall be disregarded for purposes of determining whether all conditions have been satisfied.

     (c) The Company shall pay Itron the sum of One Million Dollars ($1,000,000) (the "Company Fee") within ten (10) Business Days after written demand by Itron if the Agreement is terminated by Itron or the Company pursuant to Sections 8.1(c)(iii) or 8.1(d)(ii) above, and, at the time of such termination, all conditions in Sections 7.1 and 7.3 have been satisfied.

     (d)  The parties hereto acknowledge that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the parties would not enter into this Agreement. Accordingly, if either Itron or the Company fails promptly to satisfy its obligations under to Sections 8.2(a), 8.2(b) or 8.2(c), respectively, and the other party commences an action in order to obtain performance of such obligations, the prevailing party in such action shall be entitled to an award of reasonable attorneys' fees and litigation expenses to be paid by the non-prevailing party, subject in each case to a determination by the judge, arbitrator or other decisionmaker as to which party is the prevailing party.

     (e) If this Agreement is terminated under circumstances in which the Company is entitled to the Investment or Itron is entitled to the Company Fee,
(i) the obligation of Itron to make the Investment or the Company to pay the Company Fee, as applicable, shall survive the termination of this Agreement and
(ii) the Investment or the Company Fee, as applicable, shall be the sole and exclusive remedy available to the Company or Itron.

8.3  AMENDMENT

     This Agreement may be amended as provided in this Section 8.3 by the parties at any time before or after any required approval of matters presented in connection with the Merger by the Company Stockholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. Prior to the Effective Time of the Merger, this Agreement may not be amended except by an instrument in writing signed on behalf of each of Itron, Combination Company and the Company. On or after the Effective Time of the Merger, this Agreement may not be amended except by an instrument in writing signed on behalf of each of Itron, Combination Company and the Stockholders' Representative.

8.4  EXTENSION; WAIVER

     At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. If, prior to the Closing Date, either party to this Agreement acquires actual knowledge of any specific information inconsistent with the representations and warranties of the other party to this Agreement, such party shall provide such information to the other party; and, if such party nevertheless elects not to terminate this Agreement, then such party shall not be entitled to rely on any representations or warranties which are inconsistent with such information.

8.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

     A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of Itron or the Company, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                   ARTICLE IX.
                                 NO SOLICITATION

9.1  NO SOLICITATION

     Prior to the Effective Time of the Merger, the Company agrees that neither it, nor any of its officers or directors will, and it will direct Company Representatives other than its officers and directors not to: (i) solicit or initiate any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any of the assets or capital stock of the Company (a "Takeover Proposal") or (ii) negotiate, explore or otherwise engage in discussion with any Person (other than Itron and its representatives) with respect to any Takeover Proposal, or which may reasonably be expected to lead to a Takeover Proposal, or
(iii) enter into any agreement, arrangement or understanding with respect to any such Takeover Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to, negotiate or otherwise engage in discussions with such third party, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law.

9.2  TERMINATION OF CURRENT DISCUSSIONS

     Except as may be required pursuant to the fiduciary duties of the Company's Board of Directors under applicable law, the Company agrees that, as of the date hereof, it and its officers and directors will, and it will direct Company Representatives other than officers and directors to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Itron and its representatives) conducted heretofore with respect to any Takeover Proposal. The Company agrees to promptly advise Itron of any inquiries or proposals received by, any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, or any of its directors, officers, employees, agents or representatives, in each case from a Person (other than Itron and its representatives) with respect to a Takeover Proposal, and the terms thereof, including, if not prohibited by any confidentiality agreement in effect, the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Takeover Proposal, and, to update on an ongoing basis or upon Itron's reasonable request, the status thereof, as well as any actions taken or other developments pursuant to this Article IX. As used herein, a "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person (or group) (other than Itron or any of its subsidiaries) with respect to a Takeover Proposal on terms which the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment, to (i) be more favorable to the Company and its stockholders than the transactions contemplated hereby, and (ii) is likely, in the reasonable good faith judgement of the Board of Directors of the Company, of being financed by the Person making such Superior Proposal.

9.3  FIDUCIARY DUTY; RECOMMENDATION OF MERGER

     The Company's Board of Directors shall use its reasonable best efforts to obtain from the Company Stockholders the vote required by the DGCL and CCC in favor of the adoption of the Merger and this Agreement, including the transactions contemplated hereby, and shall recommend to the Company Stockholders that they so vote; provided, that the Company's Board of Directors shall not be required to use such reasonable best efforts to obtain the vote in favor of the adoption of the Merger and this Agreement or to make or continue to make such recommendation if such Board of Directors, after having consulted with outside counsel, has determined that the making of such reasonable best efforts to obtain the vote in favor of the adoption of this Agreement or making or continuing to make such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law.

     Notwithstanding any provision to the contrary herein, (i) the Company shall be required to submit the Merger proposal for approval by the Company Stockholders at the Company Stockholders Meeting or other duly held meeting of the Company Stockholders, whether with or without the recommendation of the Company's Board of Directors, and (ii) recognizing that special circumstances, as provided in Section 251 of the DGCL, may exist, the Company shall not alter its actions in a manner that would prevent the Company from complying with its agreement to hold a meeting of the Company Stockholders to act on the Merger and this Agreement as described in the preceding clause (i) of this sentence.

                                   ARTICLE X.
                                 INDEMNIFICATION

10.1 INDEMNIFICATION BY COMPANY STOCKHOLDERS

     (a) Subject to Sections 10.5 and 10.6, each of the Company Stockholders shall, on a several, proportionate basis as specified below in Section 10.6(a), defend, indemnify, and hold Itron and the Surviving Corporation and their respective directors, officers and other Affiliates harmless from and against, and reimburse Itron and the Surviving Corporation and their respective directors, officers and other Affiliates with respect to, any and all Losses incurred by them by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than Itron) that if true, would constitute a breach of any representation or warranty of the Company contained in this Agreement, and (ii) the failure, partial or total, of the Company to perform any agreement or covenant required by this Agreement to be performed by it.

     (b) The indemnification obligations of the Company Stockholders pursuant to clauses (i) and (ii) of Section 10.1(a) shall apply only to the extent that the aggregate Losses incurred in connection therewith exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however that this limitation shall not apply to indemnification obligations of the Company Stockholders pursuant to clauses (i) and (ii) of Section 10.1(a) with respect to (x) Taxes, (y) Employee Benefit Plans and related matters under Section 4.1(n), and (z) Losses incurred by the Surviving Corporation or Itron in connection with any settlement by or judgment against the Surviving Corporation or Itron in connection with the Former Employee Claims and provided further that, for purposes of determining under Section 10.1(a)(i) whether a breach or claim has occurred that would entitle Itron to indemnification or other relief specified under Section 10.1(a)(i), the disclosures by the Company in Sections 4.1(j) and 4.1(n) of the Company Disclosure Schedule shall be treated as not disclosed, ignored and of no effect.

     (c) Notwithstanding anything to the contrary herein, before making any claim for indemnification under Section 10.1(a) for sales and use Taxes, Itron shall take the following

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

steps using appropriate tax professionals to reduce, mitigate, eliminate, and or collect the outstanding state sales tax liability of the Company:

          (i) Determine the applicability of sales and use taxes to the Company's products and services in each of the state and local jurisdiction(s) in which the Company had a filing requirement. The sales tax determinations will include and differentiate among the Company's products and services.

          (ii) Utilize where applicable, statutory exemptions, reduced rates, estimates or pro-rations of the individual value of each service (e.g., taxable and non-taxable) and other factors that could affect the Company' sales tax liability.

          (iii) Issue confirmation letters to customers in, at least, but not limited to, all instances wherein there were sales of taxable products or services of $100,000 or greater by the Company into a state with a sales tax filing requirement to determine whether any taxes due were accrued and remitted directly to the state and local jurisdictions by customers.

          (iv) Mitigate penalties and interest due through negotiated voluntary disclosure agreements or participation in state amnesty programs or other abatement efforts.

          (v)     Make two (2) written requests for payment no less than thirty
(30) days apart to those customers for whom the sales tax liability could not be mitigated or eliminated through the steps identified above. To the extent the request remains unpaid 90 days after the second request, it shall be deemed not collectible.

          (vi) Nothing in this Agreement shall preclude the Company from taking steps to identify, mitigate, or eliminate the outstanding sales tax liability prior to the Closing Date up to and including retaining appropriate external tax professionals. Costs for engaging external tax professionals paid by Itron following the Closing Date to perform the steps specified above and that have not already been undertaken by the Company shall be a valid indemnification claim under Section 10.1(a) and shall not be subject to the $250,000 deductible under Section 10.1(b) but such costs shall not exceed $175,000. Further, the costs of the time spent by internal Itron tax professionals in working on the above steps and coordinating work with external tax professionals shall be a valid indemnification claim at the rate of $67.00 per hour. Such internal costs shall not exceed $75,000.

     (d) In addition to the requirements of Section 10.1(c) above, (i) Itron and the Surviving Corporation shall use commercially reasonable efforts to access any applicable insurance of the Company in existence at the Effective Time of the Merger in connection with any claim seeking indemnification from the Company Stockholders pursuant to this Section 10.1, (ii) Itron shall make two
(2) written requests for payment at least one (1) month apart in an attempt to collect all Accounts, net of the bad debt reserves on the Preliminary Closing Balance Sheet and wait ninety (90) days from such second request, prior to seeking indemnification from the Company Stockholders pursuant to this Section 10.1, (iii) within six months following the Effective Time, Itron shall take commercially reasonable efforts to initiate and resolve any issues regarding the Employee Benefit Plans, and, for any such reporting obligations issues with respect to which action has not been initiated within six months following the Effective Time of the Merger, the $250,000 deductible provided for in Section 10.1(b) above with respect to indemnification under this Section 10.1 shall apply and (iv) the amount of any Losses for which indemnification is provided to Itron under this Article X for sales and use Taxes and Former Employee Claims shall be net of any amounts actually recovered by Itron and the Surviving Corporation from third parties (including amounts actually recovered under insurance policies) with respect to such Losses. Any Losses for which indemnification is provided to Itron under this Article X shall be net of any amounts actually recovered by Itron and the Surviving Corporation from third parties (including amounts actually recovered under insurance policies) with respect to such Losses. Any netting of insurance proceeds payable in connection with any such Losses may be satisfied by Itron assigning any potential insurance claims to the Company Stockholders, and in any event, the potential availability of insurance proceeds shall not permit delay in the performance of the indemnification obligations under this Article X.

     (e) If Itron or the Surviving Corporation recovers an amount from a third party in respect of a Loss after the full amount of such loss has been paid or after a partial payment and the amount received from the third party exceeds the remaining unpaid balance of such loss, then Itron shall promptly remit to the Company Stockholders the excess of (i) the sum of the amount theretofore paid in respect of such loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Loss.

10.2 INDEMNIFICATION BY ITRON

     Subject to Section 10.5, Itron agrees to defend, indemnify, and hold harmless the Company Stockholders from and against, and to reimburse the Company Stockholders with respect to, any and all Losses incurred by the Company Stockholders by reason of or arising out of or in connection with: (a) any breach, or any claim (including claims by parties other than the Company or the Company Stockholders) that if true, would constitute a breach of any representation or warranty of Itron contained in this Agreement, and (b) the failure, partial or total, of Itron to perform any agreement or covenant required by this Agreement to be performed by it, but the indemnification obligations pursuant to the foregoing clauses (a) and (b) shall apply only to the extent that the aggregate Losses incurred in connection therewith exceed Two Hundred Fifty Thousand Dollars ($250,000).

10.3 CLAIMS BETWEEN THE PARTIES

     All claims for indemnification under this Agreement, other than Third Party Claims as described in Section 10.4, shall be resolved in accordance with the following procedures:

     (a)  NOTICE OF CLAIMS

          (i) If an indemnified party has incurred or reasonably believes that it may incur Losses, it shall deliver a Claim Notice to the indemnifying party with respect to such

Losses. The failure to give such notice shall not affect the rights of the indemnified party or parties except to the extent that (A) the indemnifying party is materially prejudiced by such failure, or (B) the indemnified party does not deliver the Claim Notice within the relevant time period provided for in Section 10.5.

          (ii) When Losses are actually incurred or paid by an indemnified party or on an indemnified party's behalf or otherwise fixed or determined, the indemnified party shall deliver a Payment Certificate to the indemnifying party for such Losses.

          (iii) If, after receiving a Payment Certificate, the indemnifying party desires to dispute such claim or the amount claimed in the Payment Certificate, it shall deliver to the indemnified party within thirty (30) days a Counternotice as to such claim or amount. If no such Counternotice is received within the aforementioned thirty (30) day period, the indemnifying party shall be deemed to have accepted liability in respect of the Payment Certificate.

          (iv) The parties will use good faith efforts for a thirty (30) day period in an effort to resolve the issue. If, however, within thirty (30) days after receipt or deemed receipt by the indemnified party of the Counternotice to a Payment Certificate, the parties have not reached agreement as to the claim or amount in question, the claim for indemnification shall be decided in accordance with the provisions of Section 10.3(b), unless otherwise specified in this Agreement.

          (v) With respect to any Losses for which indemnification is being claimed based upon an asserted liability or obligation to a Person or entity not a party to this Agreement, the obligations of the indemnifying party hereunder shall not be reduced as a result of any action by the indemnified party in responding to such claim if such action is reasonably required to minimize damages, avoid a forfeiture or penalty, or comply with a legal requirement.

          (vi) For purposes of this Section 10.3, a Company Stockholder who is an indemnifying party hereunder shall be deemed to have received notice for purposes of this Article X, once the Stockholders' Representative has received a Claim Notice or Payment Certificate, as applicable.

     (b)  RESOLUTION OF DISPUTED CLAIMS

          (i) All disputed claims for indemnification under this Agreement, other than Third Party Claims as described in Section 10.4, shall be submitted for final and binding arbitration in Santa Clara County, California, which arbitration shall, except as specifically stated herein, be conducted in accordance with the AAA Commercial Arbitration Rules (the "AAA Rules") then in effect; provided, however, that the parties agree first to try in good faith to resolve any claim for indemnification that does not exceed Two Hundred Fifty Thousand Dollars ($250,000) by mediation under the AAA Commercial Mediation Rules, before resorting to arbitration; provided, further, that, in the event of an arbitration, the arbitration provisions of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules.

          (ii) The final decision of the arbitrator(s) shall be a reasoned opinion based on applicable law and furnished in writing to the parties and will constitute a conclusive determination of the issue in question, binding upon the parties. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a claim for indemnification. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction over the subject matter thereof.

          (iii) The parties shall select the arbitrator by mutual agreement promptly following initiation of arbitration in accordance with the AAA Rules; provided, however, that in the event the parties are unable to reach such agreement within twenty (20) days of initiation, the AAA shall have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm and who have significant experience in acquisition transactions similar to the transactions contemplated by this Agreement; provided, however, that such accounting firm or law firm cannot be a firm that has within the last three (3) years rendered, or is then rendering, services to any party hereto or, in the case of a law firm, appeared, or is then appearing, as counsel of record in opposition to any party hereto. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. If the parties are unable to agree upon one arbitrator, each shall appoint an arbitrator and these appointees shall appoint a third arbitrator, in which case the arbitration determination shall be made by a majority decision of the three selected arbitrators.

          (iv) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the prevailing party and the amount of such fees and costs to be allocated to such party. Any amounts payable under this subsection will be reimbursed as if the amount of such awarded fees and costs were not contested, and the parties will have no further liability for any amounts payable under this Section 10.3(b) for such fees and costs.

          (v) The arbitrator(s) chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or any other documents that are executed in connection therewith.

10.4 THIRD PARTY CLAIMS

     (a) If an indemnified party receives notice of a demand for arbitration, summons or other notice of the commencement of a proceeding, audit, investigation, review, suit or other action by a third party (any such action a "Third Party Claim") for which it intends to seek indemnification hereunder, it shall give the indemnifying party prompt written notice of such claim (together with all copies of the claim, any process served, and all filings with respect thereto), so that the indemnifying party's defense of such claim under this Section 10.4 may be timely instituted. The indemnifying party under this Article X shall have the right to conduct and control, through counsel (reasonably acceptable to the indemnified party) of its own choosing and at its own cost, any Third Party Claim, compromise, or settlement thereof. Assumption by an indemnifying party of control of any such defense, compromise, or settlement shall not be a waiver by it of its right to challenge its obligation to indemnify the indemnified party. The indemnified party may, at its election, participate in the defense of any such claim, action, or suit through counsel of its choosing, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party with respect to such defenses).

     (b) If the indemnifying party fails to defend diligently any Third Party Claim, then the indemnified party may defend, with counsel of its own choosing, and (i) settle such Third Party Claim and then recover from the indemnifying party the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense, or (ii) litigate the Third Party Claim to the completion of trial or arbitration and then promptly recover from the indemnifying party the reasonable costs and expense of such defense and the amount of the judgment, verdict or award, if any, against the indemnified party.

     (c) Notwithstanding Section 10.4(b)(i), the indemnifying party shall not be liable to pay or otherwise satisfy any settlement of a Third Party Claim unless the indemnified party shall have given the indemnifying party written notice of the terms of the proposed settlement at least twenty (20) days prior to entering into such settlement.

     (d) Without the consent of the indemnified party, the indemnifying party shall not compromise or settle any Third Party Claim if such settlement involves an admission of liability or wrongdoing on the party of the indemnified party, or a restriction on the operation of the indemnified party's business in the future or would adversely affect the business reputation or Tax liability of the indemnified party. No Third Party Claim may be settled by an indemnifying party without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. No settlement of a Third Party Claim that involves the payment of money only shall be made by any indemnifying party unless the indemnifying party has and reserves a sufficient amount of immediately available funds to provide for such settlement.

     (e) Itron, the Stockholders' Representative, and the Surviving Corporation shall cooperate in all reasonable respects with each other in connection with the defense, negotiation, or settlement of any legal proceeding, claim, or demand referred to in this Section 10.4.

10.5 TIME LIMIT

     The provisions of this Article X (other than the last sentence of Section 10.6(a)) shall apply only to Losses for which a Claim Notice is delivered before the later of (a) 12 months from the Closing Date and (b) the filing of Itron's annual report on Form 10-K for the year ended December 31, 2003; provided, however, that: (i) the obligation of either party to indemnify the other and its directors and officers for such claims for which a Claim Notice is given within the time period set forth above shall continue until the final resolution of each such claim; (ii) the limitation set forth in this Section 10.5 shall not apply to any right to indemnification for a failure to perform any agreement or covenant set forth in this Agreement or for any of the representations set forth in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b) 4.1(c)(i), 4.2(a), 4.2(b) and 4.2(c)(i), which shall survive the Effective Time of the Merger indefinitely; and (iii) the representations set forth in Section 4.1(i) and 4.1(n) shall survive until the expiration of the applicable statute of limitations.

10.6 LIMITATIONS

     (a)  (i)     The aggregate amount for which the Company Stockholders shall be liable pursuant to this Article X shall not exceed ten percent (10%) of the Merger Consideration; provided, however, that the limitation set forth in this
Section 10.6 shall not apply to any right to indemnification for any breach or claim of breach of the representations and warranties contained in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i).

          (ii) The liability of each Company Stockholder under this Article X shall be determined on an Escrowed Pro Rata Basis and, except as provided in Sections 10.6(a)(i) and 10.6(a)(iii), shall not exceed such Company Stockholder's respective share of the Escrow.

          (iii) Notwithstanding any provisions of Sections 10.6(a)(i) and 10.6(a)(ii), and except as provided in 10.6(a)(iv), the aggregate liability of each Company Stockholder for claims of breach of the representations and warranties contained in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i) shall be limited to the aggregate Merger Consideration received by such Company Stockholder.

          (iv) Except for Losses based upon fraud , the sole remedy of Itron, the Surviving Corporation, or their respective directors, officers and other Affiliates for breaches of this Agreement shall be claims made in accordance with and subject to the limitations in this Article X.

     (b) Except for claims for any breach or claim of breach of the representations and warranties contained in Section 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i), the indemnification obligations of the Company Stockholders under this Article X shall be satisfied by payment to Itron of the obligations by all Company Stockholders from the Escrow on an Escrowed Pro Rata Basis. The aggregate value of claims paid by means of the payments to Itron pursuant to this Article X shall be deemed to reduce the total Merger Consideration otherwise payable to the Company Stockholders pursuant to Section 3.1.

10.7 STOCKHOLDERS' REPRESENTATIVE

     (a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Company Stockholders, each of the Company Stockholders shall be deemed to have agreed to appoint JMI Equity Fund, L.P. as agent (the "Stockholders' Representative") for and on behalf of the Company Stockholders, their respective Affiliates and their respective representatives to give and receive notices and communications, to organize or assume the defense of third-party claims, to assign claims to individual Company Stockholders, to agree to, negotiate or enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to third-party claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of rights to receive at least sixty percent (60%) of the Merger Consideration upon not less than ten
(10) days' prior written notice to Itron. No bond shall be required of the Stockholders' Representative, and the Stockholders' Representative shall receive no compensation for services rendered; provided, however, that they shall be entitled to reimbursement of their expenses in serving as Stockholders' Representative, which amounts shall be deducted from the Escrow. Notices or communications to or from the Stockholders' Representative shall constitute notice to or from the Company Stockholders.

     (b) The Stockholders' Representative shall not be liable to any of the Company Stockholders for any act done or omitted hereunder as Stockholders' Representative except to the extent they individually or collectively acted with gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that the Stockholders' Representative did not act with gross negligence or willful misconduct. The Company Stockholders shall severally and proportionately indemnify the Stockholders' Representative and hold them harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of the duties hereunder.

     (c) The Stockholders' Representative shall have reasonable access to information about the former Company Business and operations and the reasonable assistance of Itron's officers and employees for purposes of performing the duties and exercising the rights hereunder; provided, that the Stockholders' Representative shall treat confidentially and not disclose any nonpublic information from or about Itron to anyone (except on a need to know basis to individuals who agree to treat such information confidentially). The Stockholders' Representative shall be a third party beneficiary of the terms of this Section 10.7(c).

10.8 ACTIONS OF THE STOCKHOLDERS' REPRESENTATIVE

     A unanimous decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all Company Stockholders and shall be final, binding and conclusive upon each such Company Stockholder and Itron may rely upon any written decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of the Company Stockholders. Itron is hereby relieved from any liability to any Person for any acts done by them in accordance with such written decision, act, consent or instruction of the Stockholders' Representative.

                                   ARTICLE XI.
                               GENERAL PROVISIONS

11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties made by the parties to this Agreement and contained herein or in any instrument delivered by the Company or Itron pursuant to this Agreement shall survive until the later of (a) 12 months from the Closing Date and (b) the date of the filing of Itron's annual report on Form 10-K for the year ended December 31, 2003; provided that the warranties contained in Section 4.1(i) and 4.1(n) shall survive until the expiration of the applicable statute of limitations and Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), 4.1(c)(i), 4.2(a), 4.2(b) and 4.2(c)(i) shall survive indefinitely.

11.2 NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)     if to the Company, to:      Silicon Energy Corp.
                                              1010 Atlantic Avenue
                                              Alameda, CA 94591
                                              Attention: John Woolard
                                              Telephone: 510-263-2600
                                              Facsimile: 510-749-6823

                  with a copy to:             Wilson, Sonsini, Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, CA 94304-1050
                                              Attention:  Issac Vaughn
                                              Telephone:  650-320-4653
                                              Facsimile:  650-493-6811

          (b)     if to Itron, to:            Itron, Inc.
                                              2818 N. Sullivan Road
                                              Spokane, WA 99216
                                              Attention:  CFO
                                              Telephone: 509-924-9900
                                              Facsimile: 509-891-3334

                  with a copy to:             Perkins Coie LLP
                                              1201 Third Avenue, Suite 4800
                                              Seattle, WA  98101-3099
                                              Attention:  Andrew Bor
                                              Telephone:  (206) 583-8888
                                              Facsimile:  (206) 583-8500

          (c)     if to the Stockholders'     JMI Equity Fund, L.P.
                  Representative, to:         12680 High Bluff Drive
                                              Suite 200
                                              San Diego, CA 92130
                                              Telephone: 858-350-1875
                                              Facsimile: 858-350-1870

                  with a copy to:             Wilson, Sonsini, Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, CA 94304-1050
                                              Attention:  Issac Vaughn
                                              Telephone:  650-320-4653
                                              Facsimile:  650-493-6811

11.3 INTERPRETATION

     When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

11.4 COUNTERPARTS; FACSIMILE EXECUTION

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

11.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES EXCEPT THE COMPANY STOCKHOLDERS AND THE STOCKHOLDERS' REPRESENTATIVE

     This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties, the Company Stockholders and the Stockholders' Representative any rights or remedies hereunder, except as otherwise specified herein. This Agreement may not be amended except by a writing signed by all parties consistent with the requirements of Section 8.3.

11.6 GOVERNING LAW; VENUE

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, and venue for any action taken in connection herewith or related hereto shall exclusively reside in the courts of Spokane County, Washington.

11.7 ASSIGNMENT

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

11.8 ENFORCEMENT OF THIS AGREEMENT

     The parties agree that irreparable damage would occur in the event that any material provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent a breach of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States, this being in addition to any other remedy to which such party is entitled at law or in equity.

11.9 SEVERABILITY

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, Itron, the Combination Company and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    ITRON, INC.

                                    By: /s/ David G. Remington
                                       -----------------------------------------
                                    Name:   David G. Remington
                                         ---------------------------------------
                                    Title:  Vice President and CFO
                                          --------------------------------------


                                    SHADOW COMBINATION, INC.

                                    By: /s/ David G. Remington
                                       -----------------------------------------
                                    Name:   David G. Remington
                                         ---------------------------------------
                                    Title:  President
                                          --------------------------------------


                                    SILICON ENERGY CORP.

                                    By: /s/ John Woolard
                                       -----------------------------------------
                                    Name:   John Woolard
                                         ---------------------------------------
                                    Title:  President and CEO
                                          --------------------------------------

                                       -79

                               FIRST AMENDMENT OF
                          AGREEMENT AND PLAN OF MERGER

     This First Amendment of Agreement and Plan of Merger ("First Amendment") is made and entered into as of February 27, 2003, by and between Silicon Energy Corp., a Delaware corporation (the "Company"), Shadow Combination, Inc., a Delaware corporation and wholly owned subsidiary of Itron (the "Combination Company"), and Itron, Inc., a Washington corporation ("Itron").

                                    RECITALS

     A. On January 18, 2003, the Company, Combination Company and Itron entered into the Agreement and Plan of Merger (the "Merger Agreement").

     B. The purpose of this First Amendment is to set forth the terms and conditions upon which the Company, Combination Company and Itron will modify the terms of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

1.   AMENDMENT; DEFINITIONS

     1.1  AMENDMENT

     The Merger Agreement is amended as set forth herein. Except as specifically provided for in this First Amendment, all of the terms and conditions of the Merger Agreement and each of the other documents related to the Merger Agreement shall remain in full force and effect.

     1.2  DEFINITIONS

     Capitalized terms shall have the meanings given to them in the Merger Agreement, except as otherwise defined in this First Amendment.

2.   AMENDMENT TO EXHIBIT A, SECTION 2.1(i) (ESCROW AGREEMENT)

     Section 2.1(i) of Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     If from time to time on or before March 4, 2005 (the "Escrow Termination Date"), the Escrow Agent receives joint written instructions from an Appropriate Officer of Itron and the Stockholders' Representatives instructing the Escrow Agent to distribute the Escrowed Property or any part thereof (including, without limitation, income or earnings thereon), and specifically setting forth the exact amount of Escrowed Property to be distributed, the identity of the person or entity to which a distribution is to be made, and the manner for which the distribution is to be made, then the Escrow Agent shall forthwith transfer from the Escrow Account and distributed the Escrowed Property or such part thereof in accordance with such joint written instructions, to the extent such Escrowed Property is available in the Escrow Account. For purposes of this Escrow Agreement an "Appropriate Officer" of Itron shall include LeRoy Nosbaum, Chief Executive Officer, David Remington, Vice President and Chief Financial Officer, and Russell Fairbanks, Vice President and General Counsel, or any such other officers as may be appointed by the Itron Board of Directors, written notice of which shall be promptly provided by Itron to the Escrow Agent and the Stockholders' Representatives.

3.   AMENDMENT TO ARTICLE I

     Article I of the Merger Agreement is hereby amended by adding the following as defined terms and attaching Schedule 1.1 to the Merger Agreement in the form attached to this First Amendment:

     "Action" shall mean that (a) a lawsuit shall have been filed by a party other than Itron, Surviving Corporation or any affiliate thereof with respect to a Covered Claim, or (b) following the receipt of the written consent of the Stockholders' Representative, which consent shall not be unreasonably withheld, Itron, Surviving Corporation or any affiliate thereof shall have either filed a lawsuit related to one or more of the Asserted Patents or commenced settlement negotiations relating to one or more of the Asserted Patents.

     "Aggregate Liability Limit" shall have the meaning as given in Section 10.6(a)(i).

     "Asserted Patents" shall mean those patents specifically identified in attached Schedule 1.1.

     "Covered Claim" shall mean any claim described in attached Schedule 1.1.

     "Covered Claim Representations" shall have the meaning as given in Section 10.6(a)(i).

     "First Year Claim Period" shall have the meaning as given in Section 10.6(a)(i).

     "Threshold Amount" shall have the meaning as given in Section 10.6(a)(i).

     "Unauthorized Action" shall mean an action by Itron, Surviving Corporation or any affiliate thereof with respect to a category of Asserted Patents whereby such Person has, prior to the occurrence of any Action with respect to such category of Asserted Patents and without the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld, either (a) filed a lawsuit relating to such category of Asserted Patents, (b) delivered a letter, the subject matter of which is such category of Asserted Patents, or (c) commenced settlement negotiations relating to, or obtained a settlement with respect to, such category of Asserted Patents; provided, however, that the delivery of a letter, the form of which has been approved by Itron and the Company, to a claimant or its agent by Itron, the Surviving Corporation or any affiliate thereof in response to a Covered Claim regarding such category of Asserted Patents, shall not require the consent of the Stockholders' Representative and shall not be deemed an Unauthorized Action hereunder with respect to such category of Asserted Patents.

3A.  AMENDMENT TO SECTION 8.1

     Section 8.1(b)(iii) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (iii) if the Merger shall not have been consummated on or before March 5, 2003; provided, however, that the right to terminate this Agreement under this
Section 8.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date.

4.   AMENDMENT TO SECTION 10.1(b)

     Section 10.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (b) The indemnification obligations of the Company Stockholders pursuant to clauses (i) and (ii) of Section 10.1(a) shall apply only to the extent that the aggregate Losses incurred in connection therewith exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however that this limitation shall not apply to indemnification obligations of the Company Stockholders pursuant to clauses (i) and (ii) of Section 10.1(a) with respect to (x) Taxes, (y) Employee Benefit Plans and related matters under Section 4.1(n), and (z) Losses incurred by the Surviving Corporation or Itron in connection with any settlement by or judgment against the Surviving Corporation or Itron in connection with the Former Employee Claims and, provided further that, for purposes of determining under Section 10.1(a)(i) whether a breach or claim of breach has occurred that would entitle Itron to indemnification or other relief specified under Section 10.1(a)(i), the disclosures by the Company in Sections 4.1(j) and 4.1(n) of the Company Disclosure Schedule, and the disclosures by the Company with respect to any Covered Claim in [Sections 4.1(e)(i), 4.1(g) and 4.1(k)] of the Company Disclosure Schedule, shall be treated as not disclosed, ignored and of no effect.

5.   AMENDMENT TO SECTION 10.4(a)

     Section 10.4(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (a) If an indemnified party receives notice of a demand for arbitration, summons or other notice of the commencement of a proceeding, audit, investigation, review, suit or other action by a third party (any such action a "Third Party Claim") for which it intends to seek indemnification hereunder, it shall give the indemnifying party prompt written notice of such claim (together with all copies of the claim, any process served, and all filings with respect thereto), so that the indemnifying party's defense of such claim under this
Section 10.4 may be timely instituted. TExcept with respect to Covered Claims, which claims shall be conducted and controlled by Itron and/or the Surviving Corporation, the indemnifying party under this Article X (or Itron and/or the Surviving Corporation in the case of a Covered Claim) shall have the right to conduct and control, through counsel (reasonably acceptable to the indemnified party or, in the case of a Covered Claim, the Stockholders' Representative) of its own choosing and at its own cost, any Third Party Claim, compromise, or settlement thereof (such party conducting and controlling the Third Party Claim proceeding, the "Controlling Party," and all other parties not conducting and controlling such proceeding, the "Non-Controlling Parties"). Assumption by an indemnifying party of control of any such defense, compromise, or settlement shall not be a waiver by it of its right to challenge its obligation to indemnify the indemnified party. The indemnified party may, at its election, participate in the defense of any such claim, action, or suit through counsel of its choosing, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party with respect to such defenses).

6.   AMENDMENT TO SECTION 10.4(d)

     Section 10.4(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     Without the consent of the Non-Controlling Party, the Controlling Party shall not compromise or settle any Third Party Claim if such settlement involves an admission of liability or wrongdoing on the party of the Non-Controlling Party, or a restriction on the operation of the Non-Controlling Party's business in the future or would adversely affect the business reputation or Tax liability of the Non-Controlling Party. No Third Party Claim, including a Covered Claim, may be settled by an Controlling

Party without the written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld or delayed. No settlement of a Third Party Claim that involves the payment of money only shall be made by any Controlling Party unless the Non-Controlling Party has and reserves a sufficient amount of immediately available funds to provide for such settlement.

7.   AMENDMENT TO SECTION 10.4(e)

     Section 10.4(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (e) Itron, the Stockholders' Representative, and the Surviving Corporation shall cooperate in all reasonable respects with each other in connection with the defense, negotiation, or settlement of any legal proceeding, claim, or demand referred to in this Section 10.4. Such cooperation shall include, but is not limited to, (i) allocating defense costs between the parties for any Third Party Claim in relative proportion to the parties' good faith estimates of the indemnification obligations under this Article X and paying such costs as incurred, and (ii) providing periodic updates on the status of such legal proceedings, provided, however, that to the extent that material nonpublic information may be included in such updates, the recipient of such information shall first enter into a nondisclosure agreement with the disclosing party. For purposes of the allocation and payment of defense costs under this
Section 10.4(e), Itron, the Surviving Corporation and the Stockholders' Representative shall have access, consistent with the maintenance of the attorney-client privilege, to such billing records, statements and other documents as are reasonably necessary to permit such allocation and payment.

8.   AMENDMENT TO SECTION 10.6

     Section 10.6 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (a) (i) The aggregate amount for which the Company Stockholders shall be liable pursuant to this Article X shall not exceed ten percent (10%) of the Merger Consideration (the "Aggregate Liability Limit"); provided, however, that the Aggregate Liability Limit shall not apply to any right to indemnification for any breach or claim of breach of the representations and warranties contained in (A) Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i), or (B) [Sections 4.1(e)(i), 4.1(g) or 4.1(k)]
with respect to Covered Claims (the "Covered Claim Representations"). Notwithstanding the foregoing, the Aggregate Liability Limit shall apply to any indemnification obligation of the Company Stockholders for any breach or claim of breach of the Covered Claim Representations with respect to a category of Asserted Patents if no Action has occurred or an Unauthorized Action occurs with respect to such category of Asserted Patents on or before the later of (1) 12 months from the Closing Date and (2) the filing of Itron's annual report on Form 10-K for the year ended December 31, 2003 but in no event later than April 1, 2004 (the "First Year Claim Period"). In addition, to the extent that an Unauthorized Action with respect to a category of Asserted Patents occurs after the First Year Claim Period, the Company Stockholders shall have no indemnification obligations for any breach or claim of breach of the Covered Claim Representations with respect to such category of Asserted Patents. The parties further agree that in connection with any breach or claim of breach of the Covered Claim Representations, (a) if an Action or Unauthorized Action occurs during the First Year Claim Period, then the Company Stockholders shall only be liable for 50 percent of the amount of any Losses over and above Three Million Dollars ($3,000,000) (the "Threshold Amount"), and (b) if no Action or Unauthorized Action occurs during the First Year Claim Period and an Action occurs after the First Year Claim Period, then the Company Stockholders shall only be liable for 75 percent of the amount of any Losses over and above the Threshold Amount.

            (ii) The liability of each Company Stockholder under this Article X shall be determined on an Escrowed Pro Rata Basis and, except as provided in Sections 10.6(a)(i) and 10.6(a)(iii), shall not exceed such Company Stockholder's respective share of the Escrow and shall in no event exceed the Merger Consideration received by such Company Stockholder.

            (iii) Notwithstanding any provisions of Sections 10.6(a)(i) and 10.6(a)(ii), and except as provided in 10.6(a)(iv), the aggregate liability of each Company Stockholder for claims of breach of the representations and warranties contained in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i) shall be limited to the aggregate Merger Consideration received by such Company Stockholder.

            (iv) Except for Losses based upon fraud, the sole remedy of Itron, the Surviving Corporation, or their respective directors, officers and other Affiliates for breaches of this Agreement shall be claims made in accordance with and subject to the limitations in this Article X.

          (b) Except to the extent that claims for any breach or claim of breach of (i) the representations and warranties contained in Section 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i), or
(ii) the Covered Claim Representations where an Action has occurred on or before the First Year Claim Period exceed the amount remaining in escrow, the indemnification obligations of the Company Stockholders under this Article X shall be satisfied solely by payment to Itron of the obligations by all Company Stockholders from the Escrow on an Escrowed Pro Rata Basis. The aggregate value of claims paid by means of the payments to Itron pursuant to this Article X shall be deemed to reduce the total Merger Consideration otherwise payable to the Company Stockholders pursuant to Section 3.1.

9.   AMENDMENT TO SECTION 11.1

     Section 11.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     The representations and warranties made by the parties to this Agreement and contained herein or in any instrument delivered by the Company or Itron pursuant to this Agreement shall survive until the later of (a) 12 months from the Closing Date and (b) the date of the filing of Itron's annual report on Form 10-K for the year ended December 31, 2003 but in no event later than April 1, 2004; provided that (1) the warranties contained in Sections 4.1(i) and 4.1(n) shall survive until the expiration of the applicable statute of limitations, (2) the Covered Claims Representations shall survive until the date that is 24 months from the Closing Date and (3) the warranties in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), 4.1(c)(i), 4.2(a), 4.2(b) and 4.2(c)(i) shall survive indefinitely.

10.  COUNTERPARTS

     This First Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

     [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company, Combination Company and Itron have caused this First Amendment to be duly executed as of the date first written above.

                                      SILICON ENERGY CORP.

                                      By   /s/ John Woolard
                                          --------------------------------------
                                      Its  President and CEO
                                          --------------------------------------

                                      SHADOW COMBINATION, INC.

                                      By   /s/ David G. Remington
                                          --------------------------------------
                                      Its  President
                                          --------------------------------------

                                      ITRON, INC.

                                      By   /s/ David G. Remington
                                          --------------------------------------
                                      Its  Vice President and CFO
                                          --------------------------------------

                                  SCHEDULE 1.1

     The Asserted Patents are comprised of the following two categories of patents (A) United States Patents 5,572,438, 5,684,710, 5,696,695, 5,924,486,
6,216,956 and any foreign counterparts, and (B) United States Patents 6,169,179 and 5,758,331 and any foreign counterparts.

     A Covered Claim is a claim alleging that (A) any Company Technology, Company Intellectual Property Rights, or product or service of the Company in each case as such existed prior to the Effective Time of the Merger, or the use thereof, infringed one or more of the Asserted Patents, or (B) any product, service, or intellectual property of the Surviving Corporation or Itron after the Effective Time of the Merger (a "Post-Merger Product or Service") or the use thereof infringes one or more of the Asserted Patents, where such Post-Merger Product or Service (1) was Company Technology, a Company Intellectual Property Right, or product or service of the Company prior to the Effective Time of the Merger and (2) has not been materially modified so as to infringe one or more of the Asserted Patents.

                               SECOND AMENDMENT OF
                          AGREEMENT AND PLAN OF MERGER

     This Second Amendment of Agreement and Plan of Merger ("Second Amendment") is made and entered into as of February 28, 2003, by and between Silicon Energy Corp., a Delaware corporation (the "Company"), Shadow Combination, Inc., a Delaware corporation and wholly owned subsidiary of Itron (the "Combination Company"), and Itron, Inc., a Washington corporation ("Itron").

                                    RECITALS

     A. On January 18, 2003, the Company, Combination Company and Itron entered into the Agreement and Plan of Merger, and on February 27, 2003 amended such Agreement and Plan of Merger through the First Amendment to Agreement and Plan of Merger (such agreement, as amended, the "Merger Agreement").

     B. The purpose of this Second Amendment is to set forth the terms and conditions upon which the Company, Combination Company and Itron will further modify the terms of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

1.   AMENDMENT; DEFINITIONS

     1.1  AMENDMENT

     The Merger Agreement is amended as set forth herein. Except as specifically provided for in this Second Amendment, all of the terms and conditions of the Merger Agreement and each of the other documents related to the Merger Agreement shall remain in full force and effect.

     1.2  DEFINITIONS

     Capitalized terms shall have the meanings given to them in the Merger Agreement, except as otherwise defined in this Second Amendment.

2.   AMENDMENT TO ARTICLE I

     Article I of the Merger Agreement is hereby amended by deleting the definition of "Unauthorized Action" in its entirety and replacing it with the following:

     "Unauthorized Action" shall mean an action by Itron, Surviving Corporation or any affiliate thereof with respect to a category of Asserted Patents whereby such Person has, prior to the occurrence of any Action with respect to such category of Asserted Patents and without the prior written consent of the Stockholders' Representative, which consent shall not be unreasonably withheld, either (a) filed a lawsuit relating to such category of Asserted Patents, (b) delivered a letter, the subject matter of which is such category of Asserted Patents, or (c) commenced settlement negotiations relating to, or obtained a settlement with respect to, such category of Asserted Patents; provided, however, that the delivery of one letter responding to each of the letters that the Company has received prior to the date hereof, the forms of which have been approved by Itron and the Company prior to the Closing, to a claimant or its agent by Itron, the Surviving Corporation or any affiliate thereof in response to a Covered Claim regarding such category of Asserted Patents, shall not require the consent of the Stockholders' Representative and shall not be deemed an Unauthorized Action hereunder with respect to such category of Asserted Patents.

3.   AMENDMENT TO SECTION 10.4(d)

     Section 10.4(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     Without the consent of the Non-Controlling Party, the Controlling Party shall not compromise or settle any Third Party Claim if such settlement involves an admission of liability or wrongdoing on the part of the Non-Controlling Party, or a restriction on the operation of the Non-Controlling Party's business in the future or would adversely affect the business reputation or Tax liability of the Non-Controlling Party. No Third Party Claim, including a Covered Claim, may be settled by Controlling Party without the prior written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld or delayed. No settlement of a Third Party Claim that involves the payment of money only shall be made by any indemnifying party unless the indemnifying party has and reserves a sufficient amount of immediately available funds to provide for such settlement.

4.   AMENDMENT TO SECTION 10.4(e)

     Section 10.4(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (e) Itron, the Stockholders' Representative, and the Surviving Corporation shall cooperate in all reasonable respects with each other in connection with the defense, negotiation, or settlement of any legal proceeding, claim, or demand referred to in this Section 10.4. Such cooperation shall include, but is not limited to, (i) allocating defense costs between the parties for any Third Party Claim in relative proportion to the parties' good faith estimates of the indemnification obligations under this Article X and paying such costs as incurred, and (ii) providing periodic updates on the status of such legal proceedings, provided, however, that to the extent that material nonpublic information may be included in such updates, the recipient of such information shall first enter into a nondisclosure agreement with the disclosing party which nondisclosure agreement shall be reasonable and shall be designed only to preserve the confidentiality of, and prohibit the inappropriate use of, such material nonpublic information. For purposes of the allocation and payment of defense costs under this Section 10.4(e), Itron, the Surviving Corporation and the Stockholders' Representative shall have access, consistent with the maintenance of the attorney-client privilege, to such billing records, statements and other documents as are reasonably necessary to permit such allocation and payment.

5.   AMENDMENT TO SECTION 10.6

     Section 10.6 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     (a)  (i)   The aggregate amount for which the Company Stockholders shall be liable pursuant to this Article X shall not exceed ten percent (10%) of the Merger Consideration (the "Aggregate Liability Limit"); provided, however, that the Aggregate Liability Limit shall not apply to any right to indemnification for any breach or claim of breach of the representations and warranties contained in (A) Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i), or (B) [Sections 4.1(e)(i), 4.1(g) or 4.1(k)]
with respect to Covered Claims (the "Covered Claim Representations"). Notwithstanding the foregoing, the Aggregate Liability Limit shall apply to any indemnification obligation of the Company Stockholders for any breach or claim of breach of the Covered Claim Representations with respect to a category of Asserted Patents if no Action has occurred or an Unauthorized Action occurs with respect to such category of Asserted Patents on or before the later of (1) 12 months from the Closing Date and (2) the filing of Itron's annual report on Form 10-K for the year ended December 31, 2003 but in no event later than April 1, 2004 (the "First Year Claim Period"). In addition, to the extent that an Unauthorized Action with respect to a category of Asserted Patents occurs after the First Year Claim Period, the Company Stockholders shall have no indemnification obligations for any breach or claim of breach of the Covered Claim Representations with respect to such category of Asserted Patents. The parties further agree that in connection with any breach or claim of breach of the Covered Claim Representations, (a) if an Action or Unauthorized Action occurs during the First Year Claim Period, then the Company Stockholders shall only be liable for 50 percent of the amount of any Losses over and above Three Million Dollars ($3,000,000) (the "Threshold Amount"), and (b) if no Action or Unauthorized Action occurs during the First Year Claim Period and an Action occurs after the First Year Claim Period but on or before the Escrow Termination Date, then the Company Stockholders shall only be liable for 75 percent of the amount of any Losses over and above the Threshold Amount.

          (ii) The liability of each Company Stockholder under this Article X shall be determined on an Escrowed Pro Rata Basis and, except as provided in Sections 10.6(a)(i) and 10.6(a)(iii), shall not exceed such Company Stockholder's respective share of the Escrow. Notwithstanding anything to the contrary in the Agreement, except as provided in Section 10.6(a)(iv), the liability of each Company Stockholder under this Article X shall in no event exceed the Merger Consideration received by such Company Stockholder.

          (iii) Notwithstanding any provisions of Sections 10.6(a)(i) and 10.6(a)(ii), and except as provided in 10.6(a)(iv), the aggregate liability of each Company Stockholder for any breach or claims of breach of the representations and warranties contained in Sections 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i) shall be limited to the aggregate Merger Consideration received by such Company Stockholder.

          (iv) Except for Losses based upon fraud, the sole remedy of Itron, the Surviving Corporation, or their respective directors, officers and other Affiliates for breaches of this Agreement shall be claims made in accordance with and subject to the limitations in this Article X.

     (b)  Except to the extent that claims for any breach or claim of breach of
(i) the representations and warranties contained in Section 4.1(a) (other than the second and last sentences thereof), 4.1(b), or 4.1(c)(i), or (ii) the Covered Claim Representations with respect to a category of Asserted Patents where an Action with respect to such category of Asserted Patents has occurred on or before the First Year Claim Period and such claim with respect to such category of Asserted Patents, together with all other claims and Covered Claims under this Agreement, exceeds the amount remaining in escrow, the indemnification obligations of the Company Stockholders under this Article X shall be satisfied solely by payment to Itron of the obligations by all Company Stockholders from the Escrow on an Escrowed Pro Rata Basis. The aggregate value of claims paid by means of the payments to Itron pursuant to this Article X shall be deemed to reduce the total Merger Consideration otherwise payable to the Company Stockholders pursuant to Section 3.1.

6.   COUNTERPARTS

     This First Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

     [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company, Combination Company and Itron have caused this First Amendment to be duly executed as of the date first written above.

                                      SILICON ENERGY CORP.

                                      By   /s/ John Woolard
                                          --------------------------------------
                                      Its  President and CEO
                                          --------------------------------------


                                      SHADOW COMBINATION, INC.

                                      By   /s/ David G. Remington
                                          --------------------------------------
                                      Its  President
                                          --------------------------------------


                                      ITRON, INC.

                                      By   /s/ David G. Remington
                                          --------------------------------------
                                      Its  Vice President and CFO
                                          --------------------------------------